UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Novanta Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Novanta Inc.

125 Middlesex Turnpike
Bedford, Massachusetts 01730
(781) 266-5700

April 8, 2022

Dear Shareholder:

It is my pleasure to invite you to the annual meeting of shareholders of Novanta Inc. to be held virtually at 2:00 p.m. Eastern Time on Thursday, May 12, 2022. Shareholders may attend the annual meeting online by visiting www.virtualshareholdermeeting.com/NOVT2022. You will be able to vote and ask questions online as you would if you were to attend the meeting in person.

The purposes of the meeting are to: (i) elect the Board of Directors; (ii) approve, on an advisory basis, the Company’s executive compensation; and (iii) appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Information regarding the above matters is contained in the formal notice of meeting and management proxy circular on the following pages. The Novanta Inc. Annual Report for the fiscal year ended December 31, 2021 accompanies this management proxy circular. We urge you to read the proxy materials in their entirety and to consider them carefully.

It is important that your shares be represented at the annual meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the meeting, we urge you to vote promptly by returning the enclosed proxy form or by submitting your proxy via telephone or online as soon as possible.

On behalf of the Board of Directors, I thank you for your participation.

Very truly yours,

/s/ Matthijs Glastra

Matthijs Glastra
Chair and Chief Executive Officer

Novanta Inc.

125 Middlesex Turnpike
Bedford, Massachusetts 01730
(781) 266-5700

Notice of Annual Meeting of Shareholders to be held on Thursday, May 12, 2022

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “2022 Annual Meeting”) of Novanta Inc., a New Brunswick corporation, which we refer to in this notice and in the attached management proxy circular as the “Company”, will be held online at 2:00 p.m. Eastern Time on Thursday, May 12, 2022, at www.virtualshareholdermeeting.com/NOVT2022. All shareholders and any other persons entitled to attend the 2022 Annual Meeting may attend online at www.virtualshareholdermeeting.com/NOVT2022. You will be able to vote and ask questions online as you would if you were to attend the meeting in person.

The 2022 Annual Meeting will be held for the following purposes:

1.

To elect Lonny J. Carpenter, Matthijs Glastra, Brian D. King, Ira J. Lamel, Maxine L. Mauricio, Katherine A. Owen, Thomas N. Secor, and Frank A. Wilson to our Board of Directors until the next annual meeting of shareholders, until their successor is elected or appointed, or until their earlier death, resignation or removal;

2.	To approve, on an advisory basis, the Company’s executive compensation;
3.	To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2023 annual meeting of shareholders; and
4.	To transact such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

Only shareholders of record as of the close of business on Thursday, March 31, 2022 will be entitled to attend and vote at the meeting and at any postponement, continuation or adjournment thereof, provided that a subsequent transferee of shares may vote at the meeting if the transferee establishes ownership of the shares and requests not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting.

All shareholders are requested to complete, sign, date and return the form of proxy in the enclosed envelope to Broadridge Financial Solutions Inc., Data Processing Centre, P.O. Box 3700, STN Industrial Park, Markham, ON L3R 9Z9, Canada before 2:00 p.m. Eastern Time on Tuesday, May 10, 2022, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. Eastern Time on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. If you are a shareholder of record, you may also vote by telephone or on the Internet by following the instructions on the enclosed proxy form, no later than 2:00 p.m. Eastern Time on Tuesday, May 10, 2022, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. Eastern Time on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. Shareholders who vote by telephone or the Internet should not return a proxy form.

A copy of the management proxy circular and a proxy form accompany this notice. This notice, the management proxy circular, the proxy form and the Company’s 2021 Annual Report will be forwarded on or about Thursday, April 14, 2022 to the holders of the Company’s common shares as of the close of business on Thursday, March 31, 2022.

All monetary amounts listed in the proxy circular are in U.S. dollars, unless otherwise indicated.

DATED at Bedford, Massachusetts this 8th day of April, 2022.

By Order of the Board of Directors

/s/ Matthijs Glastra

Matthijs Glastra
Chair and Chief Executive Officer

Novanta Inc.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

Management Proxy Circular

Information concerning voting and solicitation

Novanta Inc., a New Brunswick corporation, which, together with its subsidiaries, we refer to in this management proxy circular as the “Company”, will hold its annual meeting of shareholders (the “2022 Annual Meeting”) online at 2:00 p.m. Eastern Time on Thursday, May 12, 2022 at www.virtualshareholdermeeting.com/NOVT2022. You will be able to attend the 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/NOVT2022 and log in by using the 16-digit control number included in your proxy card or on the instructions that accompanied your proxy materials. You will be able to vote and ask questions online as you would if you were to attend the meeting in person.

This management proxy circular and the enclosed proxy form are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the meeting. The solicitation will be made by mail, but proxies may also be solicited personally, by telephone or by email or other electronic means by directors, officers or other employees of the Company. The cost of solicitation has been or will be borne by the Company. The Company may also pay brokers or nominees holding common shares of the Company in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

The notice of the meeting, this management proxy circular, the proxy form and a copy of the Company’s annual report for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) will be forwarded on or about Thursday, April 14, 2022 to the holders of the Company’s common shares as of the close of business on Thursday, March 31, 2022 (the “Record Date”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2022

The Company’s Management Proxy Circular and 2021 Annual Report
are available at https://investors.novanta.com/financials/annual-reports

The following proxy materials are available for review at: https://investors.novanta.com/financials/annual-reports

•	the management proxy circular;
•	the Company’s 2021 Annual Report; and
•	any amendments or supplements to the foregoing materials that are required to be furnished to shareholders.

Matters to Be Voted On

At the meeting, you will be entitled to vote on the following proposals:

1.

To elect Lonny J. Carpenter, Matthijs Glastra, Brian D. King, Ira J. Lamel, Maxine L. Mauricio, Katherine A. Owen, Thomas N. Secor and Frank A. Wilson to our Board of Directors until the next annual meeting of shareholders, until their successor is elected or appointed, or until their earlier death, resignation or removal (see page 7);

2.	To approve, on an advisory (non-binding) basis, the Company’s executive compensation (see page 12);
3.	To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2023 annual meeting of shareholders (see page 15); and
4.	To transact such other business as may properly come before the meeting, or any postponement, continuation or adjournment thereof.

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

Board Recommendations

The Board recommends that you vote your shares as follows:

•	“FOR” the election of each of the nominees for director named in this management proxy circular;
•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation; and
•	“FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2023 annual meeting of shareholders.

Attending the 2022 Annual Meeting

The 2022 Annual Meeting will be held entirely virtually. All shareholders and any other persons who are entitled to attend the 2022 Annual Meeting may attend online by visiting www.virtualshareholdermeeting.com/NOVT2022 and log in using the 16-digit control number included either on your proxy form or on the instructions that accompanied your proxy materials. Novanta is also providing a toll-free conference call line for shareholders that do not have internet access or that prefer that method, either to verbally ask a question at the 2022 Annual Meeting or to listen in as an alternative to the webcast. Using your control number included either on your proxy form or voting instruction form, as applicable, you will be able to listen to the meeting proceedings and submit your question verbally during the meeting; however, you will not be able to vote your shares on the phone during the meeting and will have to use the online webcast for that purpose if you have not done so in advance of the meeting. To join the conference call, you must call 1-888-360-3463 (Canada and U.S.) or 1-929-512-9922 (international). If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. The 2022 Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software plug-ins. You should ensure you have a strong, preferably high-speed, internet connection wherever you intend to participate in the 2022 Annual Meeting. The webcast 2022 Annual Meeting allows you to attend the meeting live, submit questions and, if you are a shareholder of record, submit your vote while the 2022 Annual Meeting is being held if you have not done so in advance of the 2022 Annual Meeting. Please note that only holders of record will be able to vote during the 2022 Annual Meeting. If you lose your 16-digit control number, you may join the 2022 Annual Meeting as a “Guest”. Guests will be able to attend the 2022 Annual Meeting through the live webcast only, by joining the webcast as a guest at www.virtualshareholdermeeting.com/NOVT2022. Guests will not be able to submit questions or vote. The meeting webcast will begin promptly at 2:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:50 p.m. Eastern Time on May 12, 2022, and you should allow ample time for check-in procedures.

Appointment and Revocation of Proxies

The persons named in the enclosed proxy form are officers of the Company. A shareholder may appoint a person, other than the persons already named in the enclosed proxy form to represent him or her at the meeting by inserting the name of such other person in the blank space provided in the proxy form, online at www.proxyvote.com or by completing another proper form of proxy. Such person need not be a shareholder. The completed proxy form must be mailed in the enclosed business reply envelope to and deposited with Broadridge Financial Solutions, Inc., Data Processing Centre, P.O. Box 3700, STN Industrial Park, Markham, ON L3R 9Z9, Canada no later than 2:00 p.m. Eastern Time on Tuesday, May 10, 2022, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. Eastern Time on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. Note that, in light of possible disruptions in mail service, we encourage shareholders to submit their proxy via telephone or on the Internet, as described below.

If you are a shareholder of record, you may also vote by telephone or on the Internet by following the instructions on the enclosed proxy form, no later than 2:00 p.m. Eastern Time on Tuesday, May 10, 2022, or, if the meeting is postponed, continued or adjourned, prior to 2:00 p.m. Eastern Time on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. You will need your 16‐digit control number located on the form of proxy/voting instruction form. Shareholders who vote by telephone or the Internet should not return a proxy form by mail.

The shareholder executing the proxy form may revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy: (a) by delivering another properly executed proxy form bearing a later date and depositing it in the manner and by the deadline described above; (b) by delivering an instrument in writing revoking the proxy, executed by the shareholder or by the shareholder’s attorney authorized in writing at the registered office of the Company, at any time up to and including the last business day preceding the date of the meeting, or at any reconvened meeting following its postponement, continuation or adjournment; (c) by voting during the 2022 Annual Meeting, if you are a shareholder of record; or (d) in any other manner permitted by law.

Voting of Proxies

The officers named in the proxy form enclosed with this management proxy circular will vote or withhold from voting the common shares of the Company in respect of which they are appointed proxy in accordance with the directions of the shareholder appointing them and, if a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such direction, the shares will be voted:

•	“FOR” the election of each of the nominees for director named in this management proxy circular;
•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation; and
•	“FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2023 annual meeting of shareholders.

Voting and Ownership of Shares

At the close of business on the Record Date, the Company had 35,683,082 common shares outstanding and entitled to vote. Each share is entitled to one vote. The failure of any shareholder to receive a notice of meeting of shareholders does not deprive the shareholder of a vote at the meeting.

The following votes are required to approve each of the proposals at the meeting.

•	Election of Directors. The nominees for director named in this management proxy circular will be elected by a majority of the votes cast.
•

Advisory Vote on the Company’s Executive Compensation. The proposal regarding the approval, on an advisory basis, of the Company’s executive compensation requires the approval of a majority of the votes cast in respect of such matter.

•

Appointment of Independent Registered Public Accounting Firm. The proposal regarding the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the approval of a majority of the votes cast in respect of such matter.

No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of at least thirty-three and one-third percent (33 1/3%) of the outstanding shares as of the Record Date. Votes will be tabulated by a representative of Broadridge Financial Solutions, Inc., which is also serving as the inspector of election or scrutineer for the meeting.

The enclosed form of proxy confers discretionary authority on the persons named therein with respect to amendments to or variations of matters identified in the notice of meeting and such other matters that may properly come before the meeting or any postponement, continuation or adjournment thereof. As of the date of this management proxy circular, the management of the Company knows of no such amendments, variations or other matters to be presented at the meeting.

Voting for the Election of Directors

Section 65(1) of the Business Corporations Act (New Brunswick) provides for cumulative voting for the election of directors so that each shareholder entitled to vote at an election of directors has the right to cast an aggregate number of votes equal to the number of votes attached to the shares held by such shareholder multiplied by the number of directors to be elected, and may cast all such votes in favor of a single candidate or distribute them among the candidates in any manner the shareholder decides. The statute further provides, in section 65(2), that a separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution of the shareholders is passed unanimously permitting two or more persons to be elected by a single resolution. Where a shareholder has voted for more than one candidate without specifying the distribution of votes among such candidates, the shareholder shall be deemed to have divided the votes equally among the candidates for whom such shareholder voted. If a shareholder desires to distribute votes other than equally among the nominees for whom such shareholder has directed the persons in the enclosed form of proxy to vote, such shareholder must do so at the meeting or by another form of proxy. On any ballot for the election of directors, the persons named in the proxy will be deemed to have cast their votes equally among all the proposed nominees, unless: (a) any nominee is excluded by the shareholder in their proxy; or (b) the shareholder has directed that the shares be withheld from voting for the election of directors.

Directors will be elected by a majority of the votes cast in the manner described above in an uncontested election. If the number of candidates nominated for director exceeds the number of positions to be filled, the candidates who receive the least number of votes shall be eliminated until the number of candidates remaining equals the number of positions to be filled.

Counting of Votes

For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes will be counted as present. With respect to the approval of any particular proposal, abstentions and broker non-votes will not be counted in determining the number of votes cast. A broker non-vote occurs when a broker submits a proxy form with respect to common shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Brokers will return your proxy as a broker non-vote if the broker does not receive voting instructions from you and if, under applicable stock exchange or other rules, the broker does not have the discretion to vote those shares on the applicable matter(s) that come before the meeting.

Virtual Meeting Considerations

We believe a virtual meeting enables increased shareholder attendance and participation because shareholders can participate from any location around the world. In addition, as part of our efforts to maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the 2022 Annual Meeting, following the COVID-19 pandemic, and to minimize the negative environmental impact from physical travels, we believe that holding our annual shareholder meeting via remote participation is in the best interest of the Company and its shareholders. You will be able to attend the 2022 Annual Meeting online by visiting www.virtualshareholdermeeting.com/NOVT2022. If you are a shareholder of record, you also will be able to vote your shares electronically and submit questions at the 2022 Annual Meeting by following the instructions above.

As part of the 2022 Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by shareholders during the meeting that are pertinent to the Company and the meeting matters, for 30 minutes after the completion of the 2022 Annual Meeting. Only shareholders that have accessed the 2022 Annual Meeting as a shareholder (rather than a “Guest”) by following the procedures outlined above in “Attending the 2022 Annual Meeting” will be permitted to submit questions during the 2022 Annual Meeting. Each shareholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the 2022 Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already asked by another shareholder;
•	in excess of the two-question limit;
•	in furtherance of the shareholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the 2022 Annual Meeting as determined by the Chair or acting secretary of the meeting in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the 2022 Annual Meeting webpage for shareholders that have accessed the 2022 Annual Meeting as a shareholder (rather than a “Guest”) by following the procedures outlined above in “Attending the 2022 Annual Meeting.”

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/NOVT2022.

Item 1–Election of Directors

The Articles of the Company provide that our Board is to be comprised of a minimum of five (5) and a maximum of fifteen (15) directors, as determined from time to time by resolution of the Board. The Board has resolved that the entire Board shall consist of eight (8) directors.

Each nominee presented below, if elected, will serve as a director until the next annual meeting of shareholders, until his or her successor is elected or appointed, or until his or her earlier death, resignation or removal. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that a nominee is unable to serve or for good cause will not serve, the Board may either propose an alternate nominee, in which case the proxies will be voted for the alternative nominee unless directed to withhold from voting, or elect to reduce the size of the Board.

The names of the nominees presented for election as directors at the 2022 Annual Meeting are listed below, along with information regarding when they joined the Board (to the extent applicable), their present principal occupation, recent business experience and their service on other companies’ boards of directors.

All of the nominees currently serve on the Board. There are no family relationships between any of the nominees or between the nominees and any of the Company’s officers.

Director Nominees

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

Name, Principal Occupation and Municipality of Primary Residence	Director Since	Age	Independent?
Lonny J. Carpenter Former Group President Stryker Corporation Richland, Michigan, U.S.A.	2018	60	Yes
Matthijs Glastra Chief Executive Officer Novanta Inc. Newton, Massachusetts, U.S.A.	2016	53	No
Brian D. King Former President and Chief Executive Officer Viant Medical, LLC Duxbury, Massachusetts, U.S.A.	2017	55	Yes
Ira J. Lamel Former Executive Vice President and Chief Financial Officer The Hain Celestial Group, Inc. Richmond, Virginia, U.S.A.	2010	74	Yes
Maxine L. Mauricio Executive Vice President, General Counsel and Secretary EMCOR Group, Inc. Greenwich, Connecticut, U.S.A.	2020	51	Yes
Katherine A. Owen Former Vice President and Advisor to the CEO Stryker Corporation Hingham, Massachusetts, U.S.A.	2021	51	Yes
Thomas N. Secor Managing Director Morningside Heights Capital New York, New York, U.S.A.	2012	51	Yes
Frank A. Wilson Former Chief Financial Officer and Senior Vice President PerkinElmer, Inc. Wellesley Hills, Massachusetts, U.S.A.	2021	63	Yes

Lonny J. Carpenter
Lead Director

Mr. Carpenter has been a Director of the Company since May 10, 2018 and has served as Lead Director since May 13, 2021. Mr. Carpenter served as the Group President, Global Quality and Business Operations for Stryker Corporation (“Stryker”), a medical technologies company, from January 2016 to March 2019. In this role, Mr. Carpenter was responsible for setting company-wide direction for quality, manufacturing, procurement and logistics strategies, as well as the oversight of Stryker’s commercial business operations in Europe, Canada, Eastern Europe, Middle East, Latin America and Africa. Mr. Carpenter served at Stryker as the Group President, Global Quality and Operations from 2011 to 2016, as the Group President, Instruments and Medical from 2008 to 2011, and as the President, Medical Division from 2006 to 2008. Mr. Carpenter began his career with Stryker in 1989, including serving as the Vice President, Global Operations. Mr. Carpenter currently serves on the board of directors of The Boler Company, Merit Medical and Orchid Orthopedics Solutions. Mr. Carpenter holds a Bachelor of Science degree from the United States Military Academy at West Point. Mr. Carpenter’s significant executive operating and commercial experience in the medical technology industry, as well as his broad business background in global manufacturing, engineering, supply chain, quality assurance, and regulatory affairs, provides the Board with greater insight into the healthcare industry.

Matthijs Glastra
Chair and Chief Executive Officer

Mr. Glastra was appointed Chair of the Company’s Board of Directors on May 13, 2021 and has served as the Company’s Chief Executive Officer and as a director since September 1, 2016. Mr. Glastra joined Novanta Inc. in 2012 as a Group President and was appointed the Company’s Chief Operating Officer in February 2015. Prior to Novanta, Mr. Glastra led and grew global technology businesses in advanced industrial and medical end markets during an 18-year career with Philips, both in Europe and in Silicon Valley. At Philips, Mr. Glastra served as Chief Executive Officer of Philips Entertainment Lighting in 2012 and as Chief Operating Officer of Philips Lumileds from 2007 to 2012. Prior to that, Mr. Glastra held multiple General Manager and Vice President positions at the Philips Healthcare, Semiconductor and Lighting divisions from 1994 to 2007. Mr. Glastra also served as Director of Corporate Strategy in the Philips corporate headquarters. Mr. Glastra, a Dutch citizen, holds a Master of Science degree in Applied Physics from Delft University of Technology in Delft, Netherlands, an Advanced Engineering Degree from ESPCI in Paris, France, and an MBA from INSEAD in Fontainebleau, France. Mr. Glastra’s more than 25 years of leadership and executive operating experience in Original Equipment Manufacturer based technology businesses in advanced industrial and medical end markets, and his intimate knowledge of the Company’s businesses provide valuable insight to the Board in formulating and executing the Company’s strategy.

Brian D. King
Director

Mr. King has been a Director of the Company since May 10, 2017. Mr. King has served as Executive Chairman of Vander-Bend Manufacturing since March 2022, a provider of design, prototype, and scale manufacturing solutions across the full product life cycle serving medical technology and other high growth industries; and has served on the board of directors of the Swiss based Acrotec Group since July 2021, a Carlyle Group portfolio company with a focus on the precision machining of components for the luxury watch, medical technologies and industrial segments. Previously Mr. King was the President and Chief Executive Officer and a board member of Viant Medical, LLC, a private global services provider to the medical device industry, from May 2017 to July 2019 and Strategic Advisor to the Board from August 2019 to April 2021. From June 2015 to March 2017, Mr. King served as an Operating Advisor for Thomas H Lee Partners, a Boston based private equity firm. From June

2014 to June 2015, Mr. King served as Chief Transformation Officer and Chief Operating Officer at DePuy Synthes, a Johnson & Johnson company, which designs and manufactures orthopedic and neurological devices and supplies. From 2004 to 2014, Mr. King served in various executive positions at Covidien, formerly Tyco Healthcare, a global healthcare products company and manufacturer of medical devices and supplies, which was later acquired by Medtronic. At Covidien, Mr. King served as Group President, Emerging Markets (2010-2014), President, Covidien Asia (2008-2010), Senior Vice President, Global Operations and Quality (2005-2008), and Vice President, Operational Excellence (2004-2005). Mr. King previously served on the board of directors of FrontRunnerHC, PCI Pharma Services, Houston Street Exchange, Inc., and B&C Research Corporation, all privately held entities. Mr. King holds an MBA from Harvard Business School, Master of Science from the Pennsylvania State University, and Bachelor of Science from the United States Naval Academy. Mr. King’s 25 years of executive operating experience, the majority of which was spent in the healthcare industry, as well as his broad global business background in commercial development, R&D, manufacturing, engineering, supply chain, quality assurance, and regulatory affairs, provides the Board with greater insight into the healthcare industry.

Ira J. Lamel
Director

Mr. Lamel has been a Director of the Company since July 23, 2010. Mr. Lamel served as Chief Financial Officer of Act II Global Acquisition Corp. (“Act II”), a special purpose acquisition company, from December 2018 to June 2020. Mr. Lamel was Senior Advisor to the CEO (from September 2013 to August 2014) and Executive Vice President and Chief Financial Officer (from October 2001 to August 2013) of The Hain Celestial Group, Inc. (“Hain”), a leading natural and organic food and personal care products company operating in North America and Europe. Prior to joining Hain in October 2001, Mr. Lamel was an audit partner in the New York area practice of Ernst & Young LLP. He retired from Ernst & Young LLP after a 29-year career. Mr. Lamel currently serves on the board of directors of Whole Earth Brands, Inc. (Nasdaq – FREE), successor to Act II, where he is the chair of the audit committee and a member of the compensation committee, and GP-Act III Acquisition Corp., a special purpose acquisition company co-sponsored by GP Investments and Irwin Simon. Mr. Lamel brings to the Company’s Board of Directors extensive financial, accounting and auditing expertise, including an understanding of accounting principles, internal controls, financial reporting rules and regulations and financial reporting processes acquired over the course of his career.

Maxine L. Mauricio
Director

Ms. Mauricio has been a Director of the Company since May 26, 2020. Ms. Mauricio has served as General Counsel and Secretary of EMCOR Group Inc.(“EMCOR”), a provider of facilities construction and industrial services, since January 2016. Ms. Mauricio has been an Executive Vice President of EMCOR since February 2021 and was a Senior Vice President from January 2016 to February 2021. From January 2012 to December 2015, Ms. Mauricio was Vice President and Deputy General Counsel of EMCOR, and from May 2002 to December 2011, she served as EMCOR’s Assistant General Counsel. Prior to joining EMCOR, Ms. Mauricio was an associate at Ropes & Gray LLP. Ms. Mauricio received her bachelor’s degree summa cum laude from Dartmouth College and graduated cum laude from Harvard Law School. Currently, Ms. Mauricio is a member of the Native American Visiting Committee of Dartmouth College and the Board of Visitors of the Nelson A. Rockefeller Center for Public Policy and the Social Sciences. Ms. Mauricio brings to the Company’s Board of Directors extensive corporate governance, legal, cybersecurity leadership and compliance expertise acquired at a global Fortune 500 company. Ms. Mauricio’s presence on the Board also enhances the Board’s gender and ethnic diversity.

Katherine A. Owen
Director

Ms. Owen has been a Director of the Company since February 24, 2021. Ms. Owen served as Vice President and Advisor to the Chief Executive Officer of Stryker Corporation, a medical technologies company, from June 2020 to March 2021 and served as Vice President of Strategy and Investor Relations at Stryker from 2007 to 2020, where she was responsible for overseeing the strategic planning and business development processes, as well as investor relations. Prior to that, Ms. Owen served as a medical technology analyst at Merrill Lynch. She previously served as a medical technology analyst at Cowen & Co./SG Cowen. Ms. Owen also worked as a corporate lending analyst at State Street Bank and an underwriter at Chubb Insurance Corporation. Ms. Owen holds a Bachelor of Arts in economics from the University of Massachusetts at Amherst and an MBA from Boston College. Ms. Owen brings to the Company’s Board of Directors extensive experience and valuable insights on corporate development, strategy, and investor relations.

Thomas N. Secor
Director

Mr. Secor has been a Director of the Company since June 14, 2012. Mr. Secor has been Managing Director of Morningside Heights Capital, an investment firm, since March 2012. From April 2007 until March 2012, Mr. Secor was employed by Goldman Sachs & Co, where he worked with Liberty Harbor, an absolute-return investment fund. While at Liberty Harbor, Mr. Secor focused on the fund’s fundamental investment strategies, including debt and equity transactions. From 2005 until March 2007, Mr. Secor was a Director and member of the legal group at Amaranth Advisors, an investment advisor. From 1998 until 2005, Mr. Secor was an attorney with Cleary, Gottlieb, Steen & Hamilton where he specialized in corporate and securities law. Mr. Secor received his Bachelor of Arts degree, cum laude, from Pomona College and his Juris Doctorate, cum laude, from the University of Chicago Law School. Mr. Secor brings to the Company’s Board of Directors more than 20 years of experience in strategic transactions, corporate finance and profit management across a wide range of industries, as well as extensive corporate governance experience.

Frank A. Wilson

Director

Mr. Wilson has been a Director of the Company since May 13, 2021. Mr. Wilson served most recently as Chief Financial Officer and Senior Vice President of PerkinElmer, Inc.(“PerkinElmer”), a life sciences diagnostics, discovery and analytical solutions company, from 2009 until his retirement in 2018. Prior to joining PerkinElmer, Mr. Wilson held key business development and finance roles for over 12 years at Danaher Corporation, a global science and technology conglomerate, including the position of Corporate Vice President of Investor Relations. Earlier in his career, Mr. Wilson worked for several years at AlliedSignal, Inc., now Honeywell International Inc., where he served as Vice President of Finance and Chief Financial Officer for the Commercial Avionics Systems division. Prior to Allied Signal, he held financial and controllership positions of increasing responsibility at PepsiCo Inc., as well as roles at E.F. Hutton and Company and KPMG LLP. Mr. Wilson is a member of the board of directors of Alkermes plc, a public fully integrated, global biopharmaceutical company, and Cabot Corporation, a public global specialty chemicals and performance materials company. From 2015 to early 2019, Mr. Wilson served as a member of the board of directors of Sparton Corporation, a provider of complex and sophisticated electromechanical devices, where he also served as the chair of the audit committee and chair of the board. Mr. Wilson is a Certified Public Accountant. Mr. Wilson brings to the Company’s Board of Directors extensive experience and expertise in financial management and business growth strategy from a variety of global industries.

Item 2–Advisory Vote on the

Company’s Executive Compensation

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”), which currently consist of our Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer, as disclosed in this management proxy circular in accordance with the SEC’s rules. The Company has held a “say-on-pay” advisory vote every year since 2013 and following the advisory vote regarding the frequency of future “say-on-pay” votes held in 2019, the Company has determined to continue to hold the “say-on-pay” advisory vote every year until the next such advisory “say-on-pay” frequency advisory vote. The next “say-on-pay” advisory vote following this one will occur at the 2023 annual meeting of shareholders.

Summary

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to provide advisory approval of the compensation of our named executive officers as such compensation is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this management proxy circular, beginning on page 34.

Our executive compensation programs are designed to provide a compensation package that incentivizes and retains a highly qualified executive team and rewards both short-term and long-term sustainable performance as measured against established goals. Our executive compensation program seeks to promote this philosophy primarily through a combination of the following types of compensation: base salary, cash incentive awards and long-term equity-based incentive awards in the form of both service-based vesting restricted stock units (“restricted stock units” or “RSUs”) and performance-based vesting restricted stock units (“performance stock units” or “PSUs”). Note that forward-looking performance targets are not disclosed due to competitive reasons. The following is a summary of some of the key points of our executive compensation program. We urge our shareholders to review the “Compensation Discussion and Analysis” section of this management proxy circular and the tabular disclosures following such section for more information.

•

Compensation Best Practices. We employ the following policies and practices that are designed to ensure our executive compensation programs are well-governed, reflect market-based best practices and do not promote inappropriate risk taking:

Independent Compensation Committee	Yes
Independent Compensation Advisor	Yes
Stock Ownership Guidelines	Yes
Elimination of Section 280G Excise Tax Gross-Ups	Yes
Elimination of Single-Trigger Equity Vesting upon Change of Control	Yes
No Stock Option Repricing without Shareholder Approval	Yes
Recoupment Provision in Short-Term Incentive Plan	Yes
Anti-Hedging and Anti-Pledging Policies	Yes
Compensation Risk Assessment	Annual
Shareholder Vote to Approve Executive Compensation on an Advisory Basis	Annual
•

Pay-for-Performance. We aim to align our executive compensation with both annual and long-term performance goals of the Company. Our Senior Management Incentive Plan (“SMIP”) provides cash incentive awards based on, at the discretion of the Compensation Committee, a specific or a combination of the Company’s financial performance metrics, such as Adjusted EBITDA, Organic Revenue Growth, and Net Working Capital as a percentage of revenue (“NWC Ratio”). In 2021, the cash incentive awards component of our executive compensation was based on Adjusted EBITDA. The Adjusted EBITDA target levels of performance are correlated with the Company’s income growth.

•

Long-Term Compensation. In 2021, our annual long-term compensation program included a mix of restricted stock units that vest ratably over three years and performance stock units that cliff vest in three years on January 1, 2024, subject to continued employment through the date of vesting, achievement of applicable performance thresholds and accelerated vesting upon certain termination of employment or change in control. Our long-term compensation program is intended to align the interests of executives with those of our shareholders, encourage retention and focus the executives on long-term profitable growth and shareholder value creation.

•

Prudent Corporate Governance. We are committed to maintaining a prudent corporate governance model and to continually improving our compensation practices and policies. Key practices in this regard include an annual review of the Company’s compensation program by the Compensation Committee and the maintenance of a Compensation Committee composed entirely of independent, non-employee directors who satisfy applicable independence requirements.

•

Independent Compensation Consultation. The Compensation Committee uses an independent global executive compensation consulting firm, Korn Ferry, to advise the Compensation Committee on matters related to executive compensation.

•	Input from Shareholders. The Company has determined to hold a “say-on-pay” advisory vote every year to regularly receive and review input from shareholders on our compensation programs and practices.

The Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving the Company’s goals and that the compensation of the Company’s named executive officers reported in this management proxy circular reflects and supports these compensation policies and objectives. We encourage shareholders to review the “Compensation Discussion and Analysis” beginning on page 34 of this management proxy circular.

Recommendation

Our Board of Directors believes that the information provided above and within the “Compensation Discussion and Analysis” section of this management proxy circular demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

The following resolution will be submitted for a shareholder vote at the 2022 Annual Meeting:

RESOLVED, that the shareholders of Novanta Inc. approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including the “Compensation Discussion and Analysis”, compensation tables and narrative discussion set forth in the management proxy circular.

This vote on our executive compensation is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for the named executive officers.

Required Vote

The affirmative vote of a majority of the votes cast in respect of this matter at the 2022 Annual Meeting is required to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. Abstentions and broker non-votes will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING THE COMPANY’S COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

Item 3–Appointment of Independent

Registered Public Accounting Firm

At the 2022 Annual Meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and to authorize the Audit Committee to fix the remuneration for PwC. PwC has served as the Company’s independent registered public accounting firm since 2013.

We expect a representative of PwC to be present telephonically at the meeting to answer appropriate questions and to have an opportunity to make a statement if desired.

Required Vote

The affirmative vote of a majority of the votes cast in respect of this matter at the 2022 Annual Meeting is required to approve the appointment of PwC as the Company’s independent registered public accounting firm to serve until the 2023 annual meeting of shareholders. Abstentions will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal. Because brokers have discretionary authority to vote on the appointment of PwC, we do not expect any broker non-votes in connection with this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS APPOINTMENT.

Independent Registered Public Accounting Firm Fees and Services

Set forth below are the fees paid by the Company to its independent registered public accounting firm, PwC, for the fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees (1)	$2,530,000	$2,017,300
Audit-Related Fees (2)	217,000	—
Tax Fees (3)	128,000	163,000
All Other Fees (4)	1,000	2,800
Total	$2,876,000	$2,183,100

1.)

Consist of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, review of the Company’s interim consolidated financial statements included in quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2.)	Consist principally of fees for services related to financial due diligence associated with acquisition targets.
3.)	Consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
4.)	Consist of fees billed for online accounting and disclosure research tools.

Pre-approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the services in advance, or the engagement is entered into pursuant to the pre-approval procedure described below.

Pursuant to the Audit Committee Charter, the Audit Committee may delegate pre-approval authority to an individual member of the Audit Committee. The decisions of any individual Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated to the Chair of the committee the authority to pre-approve any audit, non-audit or other services provided to the Company by the Company’s independent registered public accounting firm, except for the annual audit engagement and fees, which must be approved by the full Audit Committee. The prior approval of the Audit Committee or the pre-approval of the Chair of the Audit Committee was obtained for all services provided by PwC in fiscal year 2021.

Non-Audit Services

The Audit Committee reviews non-audit services proposed to be provided by PwC to determine whether they would be compatible with maintaining PwC’s independence. The Audit Committee has established policies and procedures for the engagement of PwC to provide non-audit services. Specifically:

•

The Audit Committee reviews and pre-approves estimated fees, or a reasonable range of such estimated fees, by specific categories of non-audit services (that are detailed as to the particular services) that PwC is to be permitted to provide. No prohibited services in the auditor independence provisions of the Sarbanes-Oxley Act of 2002 are permitted or approved. The Audit Committee’s review includes an evaluation of the possible impact of the provision of such services by PwC on the firm’s independence in performing its audit and audit-related services.

•	The Audit Committee pre-approves all non-audit services performed by PwC either by project or by category of service.

Independent Auditor Tenure and Rotation

As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. PwC has been the Company’s independent auditor since 2013. The Audit Committee believes there are significant benefits to having PwC as its independent auditor. These include:

•

Higher quality audit work and accounting advice due to PwC’s institutional knowledge of and familiarity with the Company’s business and operations, accounting policies and financial systems, and internal control framework.

•

PwC’s capability and expertise to perform an audit of the Company’s financial statements and internal control over financial reporting, given the breadth and complexity of the Company’s business and global footprint.

In addition, the Audit Committee oversees the process for, and ultimately approves, the selection of the lead audit engagement partner every five years. At the Audit Committee’s instruction, PwC selects candidates to be considered for this role, who are then interviewed by members of the Company’s senior management. After discussing the results of senior management’s interviews, the Audit Committee interviews the candidates. The Audit Committee then considers the appointment and approves the selection.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the accounting and financial reporting processes of the Company and the audits of the consolidated financial statements of the Company.

In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2021 with the Company’s management.
2.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.

The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Mr. Ira J. Lamel (Chair)

Mr. Thomas N. Secor

Mr. Frank A. Wilson

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive Officers

Set forth below is information regarding the Company’s current executive officers who are not also directors. Information concerning Matthijs Glastra, our Chief Executive Officer (“CEO”), may be found above in the section entitled “Item 1–Election of Directors” on page 7 of this management proxy circular.

Robert J. Buckley

Chief Financial Officer

Age: 47

Executive Officer since March 2011

Mr. Buckley was appointed the Company’s Chief Financial Officer on March 31, 2011. Prior to joining the Company in February 2011, Mr. Buckley had a ten-year career with PerkinElmer, Inc. (“PerkinElmer”), a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he served in several financial positions of increasing responsibilities. From September 2008 to February 2011, Mr. Buckley served as Vice President and Chief Financial Officer of PerkinElmer’s Environmental Health business. From September 2005 to September 2008, Mr. Buckley was Chief Financial Officer of PerkinElmer’s Asian operations. From April 2001 to August 2005, Mr. Buckley served in various financial management roles at PerkinElmer. Prior to joining PerkinElmer, Mr. Buckley held management positions with Honeywell International, Inc., a diversified technology and manufacturing company that services customers globally, and Georgeson & Company, Inc. Mr. Buckley holds a Bachelor of Arts degree in Finance from Manhattanville College and an M.B.A. from University of California at Los Angeles (U.C.L.A.).

Brian S. Young

Chief Human Resources Officer

Age: 53

Executive Officer since December 2016

Mr. Young joined the Company in April 2015 as Vice President of Human Resources and was appointed Chief Human Resources Officer by the Board of Directors in December 2016. Mr. Young brings more than 20 years of human resources leadership experience in both public and private companies serving Original Equipment Manufacturers (“OEMs”) of Class I, II & III medical devices, industrial control technologies and advanced materials. From July 2014 to March 2015, Mr. Young served as Global Human Resource Leader for Hollingsworth & Vose Company, a global manufacturing company. From September 2011 to November 2013, Mr. Young served as Vice President & Human Resource Officer for CIRCOR International, Inc. (“CIRCOR”), a global environmental products manufacturing company. From September 2010 to August 2011, Mr. Young served as Director of Total Rewards for CIRCOR. In addition, from June 2003 to August 2010, Mr. Young served in various leadership roles with Lake Region Medical (formerly Accellent, Inc.), a medical device manufacturing company. Mr. Young’s early career experience was in General Human Resource Management with a specialization in training and development. Mr. Young holds a Bachelor of Science degree in Administration of Justice from Pennsylvania State University.

Corporate Governance

The Board of Directors

Our Board of Directors (the “Board”) represents the interests of our shareholders and oversees the Company’s business and affairs pursuant to our governing documents. Members of the Board, oversee the Company’s business and affairs by, among other things, participating in Board and Committee meetings, reviewing materials provided to them, engaging with the Chair and CEO and with key members of management and associates, bringing in outside experts, and discussing feedback from shareholders and other stakeholders.

The Board is elected annually and each of our directors stands for election every year. The Board is currently comprised of eight directors, and all except Mr. Glastra have been determined by the Board to be independent under the rules of The Nasdaq Stock Market LLC (“Nasdaq”).

Please see the biography of each director under the section entitled “Item 1–Election of Directors” for the public company boards on which each director serves.

Board Leadership Structure

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and through delegation of specific responsibilities to its committees, the Chair of the Board and officers of the Company. The Board has established three standing committees to assist with its responsibilities: the Audit Committee, the Compensation Committee and the Environmental, Social and Governance (“ESG”) Committee. Each of the Audit Committee, Compensation Committee and ESG Committee has a charter defining its responsibilities. The Board does not have an executive committee.

The Company’s By-Laws require the Chair of the Board to be a director and provide the Board with the ability to appoint the CEO of the Company as the Chair of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. We recognize that different board leadership structures may be appropriate for companies in different situations.

In connection with the retirement of our former independent Chair of the Board, Stephen W. Bershad, at our 2021 annual and special meeting of shareholders (“2021 Annual Meeting”), the ESG Committee and the Board reevaluated the Board’s leadership structure and determined that it would be in the best interests of the Company and its shareholders to combine the roles of the Chair of the Board and the CEO following Mr. Bershad’s retirement. As a result, Mr. Glastra has served as our Chair of the Board since the 2021 Annual Meeting. The ESG Committee and the Board recognize the importance of providing additional, independent oversight of the Board and are committed to upholding the strongest principles in corporate governance for the benefit of all shareholders. Accordingly, the independent directors of the Board have appointed Lonny J. Carpenter as the Company’s independent Lead Director. Mr. Carpenter has served in this role since the conclusion of the 2021 Annual Meeting.

The ESG Committee and the Board believe that the combination of the roles of the Chair of the Board and the CEO is appropriate at this time because Mr. Glastra has gained a deep understanding of the Company’s business since his appointment as CEO in 2016. In light of Mr. Bershad’s retirement, the ESG Committee and the Board believe that Mr. Glastra is best positioned to lead the Company and provide strategic direction to the

Company and the Board. This structure also facilitates the flow of information and communications between the Board and the Company’s senior management, while providing for effective oversight by an independent Board through a strong independent Lead Director acting in accordance with the Company’s robust corporate governance practices and policies.

Our Lead Director’s responsibilities include, but are not limited to:

•	presiding over all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;
•	calling meetings or separate sessions of the independent directors;
•	approving Board meeting schedules and agendas;
•	approving information sent to the Board;
•	acting as the liaison between the independent directors and the Chair and CEO; and
•	when appropriate, meeting or otherwise communicating with major shareholders or other constituencies that are involved with the Company.

At such times in the future as the Chair of the Board is an independent director, the Chair will serve as Lead Director. The Board may modify its leadership structure in the future as it deems appropriate.

Director Independence

The Company’s Corporate Governance Guidelines provide that an independent director is a director who meets the criteria for independence as required by The Nasdaq Stock Market LLC (“Nasdaq”), as affirmatively determined by the Board. This definition is included in the Corporate Governance Guidelines, which are available at www.novanta.com under “Investors” — “Governance.” In making a determination of whether a director has any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, the Board of Directors considers all relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Ownership of a significant amount of the Company’s stock may or may not preclude the Board from finding that a director is independent. In evaluating and determining the independence of the directors, the Board considered that in the ordinary course of business, transactions may occur between the Company and entities with which some of the directors are or have been affiliated and that the Company may have other relationships with its directors. During 2021, the Company did not identify any related party transactions.

Consistent with these considerations, the Board of Directors has affirmatively determined that all of our non-management directors, are independent within the meaning of the Nasdaq rules. The independent directors are Lonny J. Carpenter, Brian D. King, Ira J. Lamel, Maxine L. Mauricio, Katherine A. Owen, Thomas N. Secor, and Frank A. Wilson. Mr. Glastra is not independent because he is the Company’s CEO. The Board previously determined that Stephen W. Bershad and Deborah DiSanzo were independent during the period in which they each served on the Board.

Corporate Governance Highlights

The following table summarizes our current board structure and key elements of our corporate governance framework:

Size of the Board	Eight Directors
Number of Independent Directors	Seven Directors
Percentage of Independent Directors	88%
Percentage of Directors that are Women and/or in Underrepresented Groups	25%
Number of Directors that are Women	2
Board Self-Evaluation	Annual
Review of Independence of Board	At Least Annually
Independent Directors Meet without Management Present	Yes
All Directors Elected Annually	Yes
Voting Standard for Election of Directors	Cumulative
Corporate Governance Guidelines	Yes
Diversity (as to background, experience and skills)	Yes
Prohibition on Hedging Company Stock	Yes

Board Committees and Meetings

The Board has a responsibility for establishing broad corporate policies and for reviewing overall performance, rather than day-to-day operations of the Company. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, the Board serves the best interests of the Company and its shareholders. The Board selects, evaluates and provides for the succession of our executive officers. It reviews and approves corporate objectives and strategies and evaluates significant policies and major proposed commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of the Company’s business activities through regular written reports and presentations at Board and committee meetings.

The Board maintains three standing committees whose functions are described below. All members of the Audit Committee, Compensation Committee and Environmental, Social and Governance Committee are independent directors. The following table sets forth the membership of the Board’s standing committees:

Name	Audit Committee	Compensation Committee	Environmental, Social and Governance Committee
Lonny J. Carpenter		CHAIR
Brian D. King		X
Ira J. Lamel	X*	X
Maxine L. Mauricio			X
Katherine A. Owen	X*
Thomas N. Secor	X		CHAIR
Frank A. Wilson	CHAIR*

* Mr. Lamel served as the Chair of the Audit Committee through April 4, 2022. Effective April 5, 2022, Mr. Wilson succeeded Mr. Lamel as the Chair and Ms. Owen became a member of the Audit Committee.

Each standing committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed and updated periodically as legislative and regulatory developments and business circumstances warrant. The committee charters are available in their entirety on our website at https://investors.novanta.com on the Investors page, under the Governance tab.

Meetings

The Board and standing committees met as follows during the year ended December 31, 2021:

Name	Number of Meetings
Board of Directors	10
Audit Committee	4
Compensation Committee	3
Environmental, Social and Governance Committee	6

The independent directors also meet routinely in executive sessions in connection with regular meetings of the Board. Mr. Carpenter presides over all executive sessions at which he is present.

During 2021, each director attended at least 88% of meetings of the Board and meetings of the committees on which the director served. Members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders. In 2021, all of the directors attended the annual meeting of shareholders.

The Audit Committee

The Audit Committee consisted of Mr. Lamel, Mr. Secor and Mr. Wilson, with Mr. Lamel serving as Chair, through April 4, 2022. Effective April 5, 2022, the Audit Committee consists of Mr. Wilson, Mr. Lamel, Ms. Owen and Mr. Secor, with Mr. Wilson serving as Chair. All members of the Audit Committee meet the membership requirements of Nasdaq, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member of the Audit Committee is independent under the listing standards of Nasdaq and the rules of the SEC regarding audit committee membership. The Board has further determined that each of Mr. Lamel and Mr. Wilson is an “audit committee financial expert” as defined by the SEC.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and is responsible for reviewing and discussing with management and the independent registered public accounting firm the Company’s audited annual consolidated financial statements and unaudited interim consolidated financial statements. The Audit Committee also reviews the independence and quality control procedures of the independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, and discusses with management the Company’s policies with respect to risk assessment and risk management, including cybersecurity risks.

The Compensation Committee

The Compensation Committee consists of Mr. Carpenter, Mr. King and Mr. Lamel, with Mr. Carpenter serving as Chair. All members of the Compensation Committee meet the membership requirements of Nasdaq, and each member of the Compensation Committee is independent under the listing standards of Nasdaq regarding compensation committee membership.

The Compensation Committee is responsible for assisting the Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing the overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans and determining executive compensation. Specifically, the Compensation Committee reviews and approves the compensation and benefits of the CEO and the other officers, oversees the performance evaluation of the CEO and other officers, and reviews and approves the Senior Management Incentive Plan (including grants of equity compensation and annual cash incentive compensation for the officers and certain other key employees).

The Compensation Committee has the authority under its charter to directly retain and cause the Company to pay reasonable compensation for compensation consultants, legal counsel and other advisors as it deems necessary or appropriate. In 2021, the Compensation Committee retained Korn Ferry as its independent compensation consultant to assist the Compensation Committee with its responsibilities related to the Company’s executive compensation programs.

Finally, the Company sought to maintain the strong governance of its executive compensation program. In particular, during the fiscal year 2021, the Compensation Committee:

•	Convened three times;
•	Reviewed the performance of the CEO;
•	Reviewed the performance of the other officers; and
•	Considered the results of the Company’s fiscal year 2020 say-on-pay voting results.

In addition, the Compensation Committee continually evaluates the Company’s compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of what we do and what we do not do:

What We Do		What We Do Not Do
✓	Pay for Performance. We place significant weight on performance-based, at-risk, long-term compensation.	✘	No Excise Tax Gross-Ups. We do not provide any compensation-related tax gross-ups (except in connection with relocation expenses).
✓	Robust Performance Goals. We deliver rewards that are based on the achievement of long-term objectives and the creation of shareholder value.	✘	No Excessive Perks. We do not provide significant perquisites.
✓	Focus on Affordable Executive Talent. We attract and retain executive talent with the capability to lead within a global company, while remaining affordable for the Company.	✘	No Excessive Risks. We avoid excessive risk-taking in respect to the impact on earnings and cash flow.
✓	Clawback Practices. We maintain a clawback policy with respect to incentive-based cash and equity compensation.	✘	Ban on Hedging. We do not allow employees, officers or directors to hedge Company stock.
✓	Robust Stock Ownership Requirements. We maintain stock ownership guidelines for our CEO and other Executive Officers.	✘	No Replacement Awards. We do not reprice or replace out-of-the-money stock options.
✓	Double Trigger in the Event of a Change-in-Control. We have double-trigger vesting of cash severance payments and equity awards upon a change in control.	✘	No Guaranteed Employment. We do not have contracts that guarantee employment with any executives (all employment is terminable at will).
✓	Maximum Payout Caps for Incentive Plans. We have a cap on cash incentive compensation and performance-based equity incentive compensation at 200% of target.	✘	No Dividends on Unvested Awards. We do not pay dividends on unvested stock awards.

For a discussion of the Compensation Committee’s processes and procedures for considering and determining compensation for our officers, please see the “Compensation Discussion and Analysis” section.

The Environmental, Social and Governance Committee

The Environmental, Social and Governance Committee (the “ESG Committee”) consists of Ms. Mauricio and Mr. Secor, with Mr. Secor serving as Chair. Ms. DiSanzo was also a member of the ESG Committee until her resignation from the Board as of February 28, 2022. All members of the ESG Committee meet the membership requirements of Nasdaq.

The ESG Committee is responsible for: (a) identifying individuals qualified to become Board members and recommending such individuals to the Board as director nominees; (b) overseeing the Company’s corporate governance policies and practices, including a set of corporate governance principles applicable to the Company; (c) reviewing the qualifications of directors eligible to become members of the different committees of the Board and recommending to the Board director nominees for each committee; (d) overseeing periodic performance reviews of the Board and its committees; (e) overseeing the Company’s sustainability strategy, initiatives, policies and risks, including regarding climate change, environmental stewardship and corporate approach to social issues; (f) overseeing the Company’s programs and policies regarding diversity and inclusion; and (g) evaluating and making recommendations to the Board regarding director compensation.

Selection and Evaluation of Director Candidates

In searching for qualified director candidates for election to the Board and to fill vacancies on the Board, the ESG Committee solicits current directors for the names of potentially qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates and to conduct due diligence on director candidates. In addition, the ESG Committee may from time to time retain an outside search firm to assist in the search for qualified candidates. In the event there is or will be a vacancy on the Board, the ESG Committee will consider suggestions from shareholders for nominees for election as directors and evaluate such suggested nominees on the same terms as candidates identified by directors, officers, outside advisors or search firms selected by the ESG Committee.

The criteria that the ESG Committee has established for selecting members of the Board are contained in the Corporate Governance Guidelines, which are available on the Company’s website at https://investors.novanta.com, on the Investors page, under the Governance tab. The criteria include a consideration of the candidate’s independence, demonstrated ethical standards, experience at the policy-making level, ability to work constructively with the other directors and the CEO, capacity to evaluate strategy and reach sound conclusions, motivation and time to devote themselves to Company matters and ability to take into account and balance the legitimate needs of all shareholders and other stakeholders in reaching decisions. In addition, the Board is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, skills and experiences as part of each Board search that the Company undertakes.

The ESG Committee assesses the effectiveness of this policy as part of its annual self-evaluation.

Once potential candidates are identified, the ESG Committee reviews the backgrounds of those candidates, conducts interviews of candidates and establishes a list of final candidates. To the extent practicable, final candidates are then interviewed by each member of the ESG Committee and the Chair of the Board and CEO. Reasonable efforts are made to have all remaining directors interview the final candidate or candidates.

The ESG Committee and the Board have not established a formal policy with regards to the consideration of director candidates recommended by shareholders. This is due to the following factors: (i) the limited number of such recommendations, (ii) the need to evaluate such recommendations on a case-by-case basis, and (iii) the expectation that recommendations from shareholders would be considered in the same manner as recommendations by directors, officers, outside advisors or search firms in the event of a vacancy on the Board.

Any shareholder who intends to recommend a candidate to the ESG Committee for nomination as a director should deliver a written notice to the Company with the following information: (a) the suggested candidate’s biographical data (including business experience, service on other boards, and academic credentials); (b) all transactions and relationships, if any, between the recommending shareholder or such candidate, on the one hand, and the Company or its management, on the other hand, as well as any relationships or arrangements, if any, between the recommending shareholder and the candidate and any other transactions or relationships of which the Board should be aware in order to evaluate such candidate’s potential independence as a director; (c) details of whether the candidate or the recommending shareholder is involved in any on-going litigation adverse to the Company or is associated with an entity which is engaged in such litigation; and (d) whether the candidate or any company for which the candidate serves or has served as an officer or director is, or has been, the subject of any bankruptcy, SEC or criminal proceedings or investigations, any civil proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations. The notice must also contain a written consent confirming the candidate’s (a) consent to be nominated and named in the Company’s management proxy circular and, if elected, to serve as a director of the Company and (b) agreement to be interviewed by the ESG Committee and submit additional information if requested to do so. Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the ESG Committee, in the event that there is or will be a vacancy on the Board, to complete its review in a timely fashion.

Board Diversity Matrix

The following matrix discloses the gender and demographic backgrounds of our Board as self-identified by its members in accordance with Nasdaq Listing Rule 5606.

Board Diversity Matrix (As of April 8, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	1	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Communications with the Board

The Board has not established a formal process for shareholders to send communications to the Board and/or individual directors due to the limited number of such communications historically. However, the Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties and will respond if and as appropriate. The names of all directors are available to shareholders in this management proxy circular and on the Company’s website. If the Company receives any shareholder communication intended for the full Board or any individual director, the Company will forward all such communications to the full Board or such individual director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate. Any shareholder communications should be sent to: Novanta Inc., Attention: Lead Director, 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA.

Board’s Role in Risk Oversight

The Board recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business, our shareholders, and our other stakeholders. While our senior executives, including the Chief Executive Officer, the Chief Financial Officer, and the Chief Human Resources Officer, have the responsibility for the day-to-day assessment and management of business risks, the Board maintains a responsibility for creating an appropriate culture of risk management and setting a proper “tone at the top.”  The Board has taken an active role in overseeing risks that could affect the Company, including operational, financial, legal and regulatory, cybersecurity, and strategic and reputational risks. The oversight of these risks is conducted primarily through the Audit Committee, which has been assigned the oversight responsibility for enterprise risk management and reports regularly to the Board on such matters. Senior management, with the assistance of the Company’s outsourced Internal Audit service provider, carries out enterprise risk assessment activities. This process includes periodic reporting by management to the Audit Committee in order to systematically identify, analyze, prioritize and document potential business risks, their potential impact on the Company’s performance, and the Company’s ability to detect, manage, control and prevent these risks. When the Audit Committee receives a report from senior management, the Chair of the Audit Committee reports on the discussion to the full Board during the next Board meeting to the extent that all of the directors were not present at the Audit Committee meeting. This enables the Board and its committees to coordinate the overall risk oversight role, particularly with respect to risk areas that may potentially impact more than one committee of the Board.

In particular, the Board of Directors recognizes the need for continually monitoring the Company’s information security risks and cybersecurity initiatives. Cybersecurity risks and information security matters are primarily overseen by the Audit Committee of the Board of Directors. Senior leadership of the Company briefs the Audit Committee on information security matters at each quarterly meeting of the Audit Committee. The quarterly meetings of the Audit Committee are generally attended by all of the directors on the Board, so all of the directors are regularly briefed on information security matters. The Company also provides mandatory information security awareness training to all of its employees on a quarterly basis as part of its risk mitigation strategy. In addition, quarterly tests of the effectiveness of the awareness training are conducted through test phishing emails.

In addition to the role the Audit Committee plays in overseeing enterprise risk management activities and cybersecurity risks, the Compensation Committee monitors the design and implementation of our compensation programs to ensure that these programs include the elements needed to motivate employees to take a long-term view of the business and to avoid encouraging unnecessary risk taking. Based on a functional review of our compensation policies and practices as performed by senior management in consultation with the Company’s independent compensation consultant and the Compensation Committee, the Company does not believe that any risks arising from its employee compensation programs are likely to have a material adverse effect on the Company. In addition, the ESG Committee oversees risks related to sustainability and social issues, including climate-related risks and opportunities, environmental stewardship, diversity and inclusion, as well as the Company’s governance framework. This oversight includes periodic reporting by management to the ESG Committee on potential ESG risks and their potential impact on the Company’s performance. The ESG Committee periodically reports to the Board on these matters.

The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Code of Ethics and Business Conduct

All of the Company’s directors, officers and employees must act in accordance with the Code of Ethics and Business Conduct, which has been adopted by the Company’s Board of Directors. A copy of the Code of Ethics and Business Conduct is available on the Company’s website at https://investors.novanta.com on the Investors page, under the Governance tab, with the title “Code of Business Conduct - English”. The Company intends to satisfy the disclosure requirement under Nasdaq rules regarding waivers for directors or executive officers or under Item 5.05 of Form 8-K regarding disclosure of an amendment to, or waiver from, any provision of this Code of Ethics and Business Conduct with respect to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on the Company’s website discussed above, unless a Form 8-K is otherwise required by law or applicable listing rules.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and their family members from buying or selling put or call options or entering into other derivative contracts or hedging transactions with respect to the Company’s securities. This includes options trading on any of the stock exchanges or futures exchanges, as well as customized derivative or hedging transactions with third parties.

Orientation and Continuing Education

The Company’s Corporate Governance Guidelines provide that directors are expected to participate in an orientation program within six months of the annual meeting at which new directors are elected or the date on which new directors are appointed. In addition, the Company may periodically make available to its directors continuing educational opportunities designed to assist them in performing their Board and committee functions.

Assessments

The ESG Committee is responsible for annually overseeing a review of the performance of the Board, and each of the ESG Committee, Audit Committee and Compensation Committee is responsible for annually reviewing such committee’s own performance. In January 2022, the ESG Committee adopted a self-evaluation questionnaire for the Board and each of the Board’s standing committees. All except one director completed a questionnaire evaluating the performance of the Board as a whole and each committee on which the director served, and a summary of the results of these self-evaluations was discussed by the Board at its February 25, 2022 meeting.

Additional Governance Matters

The Board of Directors (acting on the recommendation of the ESG Committee) has approved the Company's Corporate Governance Guidelines, which include, among other items (in addition to those items described elsewhere in this proxy):

•	The independent directors meet regularly in executive session without the presence of management;
•	The Compensation Committee is responsible for reviewing the Company's succession planning and senior management development and reports to the Board on the Company’s plans.

Director Compensation

In general, the Company uses a combination of cash and equity-based compensation to attract and retain candidates to serve on the Company’s Board of Directors. The Company does not compensate directors who are also employees for their service on the Board of Directors. Accordingly, during the year ended December 31, 2021, Mr. Glastra, who served as the Company’s Chief Executive Officer and as the Chair of the Board, did not receive any compensation for his service on the Board of Directors. Compensation for the Board of Directors is overseen by the ESG Committee rather than the Compensation Committee, which focuses on employee compensation. The ESG Committee periodically reviews the cash and equity-based compensation for non-employee directors and makes recommendations to the Board of Directors for any adjustments.

Effective on January 1, 2019, and amended on May 13, 2021, the Board of Directors approved the Non-Employee Director Compensation Policy, which provides for the compensation of the non-employee directors. Under the policy (as amended on May 13, 2021), the non-employee directors receive the following compensation:

•	An annual cash retainer in the amount of $62,500 for each non-employee member of the Board of Directors;
•	An additional annual cash retainer in the amount of $30,000 for the Lead Director;
•	An additional annual retainer in the amount of $125,000 for the non-executive Chair of the Board of Directors, if applicable;
•	An additional annual retainer in the amount of $15,000 for the Chair of the Audit Committee;
•

An additional annual retainer in the amount of $10,000 for the Chair of each of the Compensation Committee and the ESG Committee (unless such Chair is also serving as non-executive Chair of the Board of Directors); and

•	An annual grant of equity with a grant-date fair value of $125,000 to each non-employee member of the Board of Directors.

Fifty percent of the additional annual retainers for service as committee chairs or as non-executive Chair of the Board are paid in the form of cash. The remaining fifty percent of such retainers are paid in the form of deferred stock units (“DSUs”), which are convertible into shares of the Company’s common stock upon retirement, resignation or termination of directorship of the non-employee directors.

Fifty percent of the annual equity awards to the non-employee directors are paid in the form of DSUs, while the remaining fifty percent are paid in the form of restricted stock units. The DSUs vest upon grant and are convertible into shares of the Company’s common stock upon retirement, resignation or termination of directorship. The restricted stock units vest upon grant and are settled in common shares on the first anniversary of the date of grant.

Any non-employee director who is initially elected to the Board on any date other than the first business day of an applicable calendar year receives a pro-rated cash retainer and grant of equity based on their date of election to the Board.

As of December 31, 2021, each director was also a party to an indemnification agreement with the Company. Such indemnification agreements generally provide, among other things, that each director shall be indemnified to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director in connection with any proceeding by reason of his or her relationship with the Company. In addition, such indemnification agreements provide for the advancement of expenses incurred by such director in connection with any proceeding covered by such indemnification agreements, subject to the conditions set forth therein and to the extent such advancement is not prohibited by law.

Director Stock Ownership Guidelines

Effective January 1, 2019, each non-employee director is required to achieve and maintain a stock ownership threshold equal to three times the amount of his or her annual cash retainer for service on the Board. The Company uses the average closing price per share of the Company’s common shares (as adjusted for stock splits and similar changes to the Common Shares) on The Nasdaq Stock Market for the most recently completed fiscal year to determine the number of shares required to meet the retainer thresholds. For purposes of this requirement, compliance date shall mean the later of the third anniversary of (i) the effective date or (ii) the date of such Non-Employee Director’s initial appointment or election to the Board.

Securities that qualify in determining whether a non-employee director has satisfied the shareholding requirements include: (i) issued and outstanding shares of common shares held beneficially or of record by the non-employee director that are not subject to transfer or other restrictions; (ii) issued and outstanding shares of common shares held by a trust created for the benefit of the non-employee director, the non-employee director’s spouse, or members of the non-employee director’s immediate family; (iii) issued and outstanding shares of common shares held by a 401(k) or other qualified pension or profit-sharing plan for the benefit of the non-employee director (whether denominated in shares or units) and (iv) shares of common shares underlying vested restricted stock units and vested deferred stock units.

All directors were in compliance with the policy as of December 31, 2021.

Director Compensation Table

The following table sets forth information regarding the compensation earned during the fiscal year ended December 31, 2021 by the Company’s non-employee directors.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)(5)	Total ($)
Stephen W. Bershad (1)	$46,016	$187,464	$233,480
Lonny J. Carpenter	$86,538	$129,919	$216,457
Deborah DiSanzo (1)	$62,500	$124,976	$187,476
Brian D. King	$62,500	$124,976	$187,476
Ira J. Lamel	$70,000	$132,390	$202,390
Maxine L. Mauricio	$62,500	$124,976	$187,476
Katherine A. Owen	$53,125	$106,437	$159,562
Thomas N. Secor	$67,500	$129,919	$197,419
Frank A. Wilson	$39,663	$79,672	$119,335

1.)	Stephen W. Bershad retired as a Director on May 13, 2021. Deborah DiSanzo resigned as a Director, effective February 28, 2022.
2.)	All fees payable in cash and earned by the Company’s Board of Directors during the year ended December 31, 2021 were paid in full prior to December 31, 2021.
3.)

Amounts shown do not reflect compensation actually received. Rather, amounts shown represent the aggregate grant date fair value (based on the closing price of the Company’s common stock on the date of grant) of each director’s deferred stock unit award and restricted stock unit award determined in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation - Stock Compensation”. The deferred stock units granted by the Company were fully vested upon grant and the associated expense was recognized in full on the grant date in accordance with ASC 718. The restricted stock units granted by the Company were fully vested upon grant but would settle in common shares on the first anniversary of the date of grant. The associated expense was recognized in full on the grant date in accordance with ASC 718.

4.)

The amounts represent the aggregate grant date fair value associated with the respective annual deferred stock unit award and restricted stock unit award granted to each director on January 4, 2021, except for Ms. Owen and Mr. Wilson, whose awards were granted on February 24, 2021 and May 13, 2021, respectively. In accordance with the compensation arrangement with the Board of Directors, the number of deferred stock units and restricted stock units granted on January 4, 2021 were determined based on the closing price of the Company’s common stock of $117.68 per share as of the grant date. The number of deferred stock units and restricted stock units granted on February 24, 2021 were determined based on the closing price of the Company’s common stock of $138.23 per share as of the grant date. The number of deferred stock units granted on May 13, 2021 were determined based on the closing price of the Company’s common stock of $131.04 per share as of the grant date.

5.)	The following table sets forth the aggregate outstanding stock unit awards held by each director as of December 31, 2021:

Name	Deferred Stock Units(1) (#)	Restricted Stock Units(2) (#)	Total (#)
Lonny J. Carpenter	2,905	531	3,436
Deborah DiSanzo	1,705	531	2,236
Brian D. King	4,758	531	5,289
Ira J. Lamel	57,834	531	58,365
Maxine L. Mauricio	905	531	1,436
Katherine A. Owen	385	385	770
Thomas N. Secor	31,225	531	31,756
Frank A. Wilson	304	304	608
Total	100,021	3,875	103,896

1.)

Deferred stock units granted to the directors were fully vested on the date of grant and will convert into an equal number of shares of the Company’s common stock as of the date the respective director ceases to be a member of the Board of Directors. The following table presents the number of deferred stock units granted to each director, separated by grant date:

Grant Date	Mr. Carpenter	Ms. DiSanzo	Mr. King	Mr. Lamel	Ms. Mauricio	Ms. Owen	Mr. Secor	Mr. Wilson
September 2, 2010	—	—	—	12,963	—	—	—	—
February 15, 2011	—	—	—	6,617	—	—		—
January 1, 2012	—	—	—	6,843	—	—	—	—
July 2, 2012	—	—	—	—	—	—	2,982	—
January 1, 2013	—	—	—	8,084	—	—	7,218	—
January 1, 2014	—	—	—	6,228	—	—	5,561	—
January 1, 2015	—	—	—	4,756	—	—	4,246	—
January 1, 2016	—	—	—	5,140	—	—	4,589	—
January 1, 2017	—	—	—	3,334	—	—	2,977	—
May 10, 2017	—	—	1,303	—	—	—	—	—
January 1, 2018	—	—	1,250	1,400	—	—	1,271	—
May 10, 2018	635	—	—	—	—	—	—	—
October 1, 2018	—	—	—	—	—	—	1,071	—
January 2, 2019	992	—	992	1,111	—	—	—	—
May 9, 2019	—	492	—	—	—	—	—	—
January 2, 2020	682	682	682	764	—	—	—	—
May 26, 2020	—	—	—	—	374	—	737	—
July 1, 2020	23	—	—	—	—	—	—	—
January 4, 2021	573	531	531	594	531	—	573
February 24, 2021						385
May 13, 2021	—	—	—	—	—	—	—	304
Total	2,905	1,705	4,758	57,834	905	385	31,225	304
2.)

Restricted stock units granted to the directors vest upon grant and settle in common shares on the first anniversary of the date of the grant. The following table presents the number of outstanding restricted stock units granted to each director, separated by grant date:

Grant Date	Mr. Carpenter	Ms. DiSanzo	Mr. King	Mr. Lamel	Ms. Mauricio	Ms. Owen	Mr. Secor	Mr. Wilson
January 4, 2021	531	531	531	531	531		531
February 24, 2021	—	—	—		—	385	—	—
May 13, 2021	—	—	—	—	—	—	—	304
Total	531	531	531	531	531	385	531	304

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

The following discussion and analysis details the Company’s philosophy and policies regarding executive compensation, the process that is used to set executive compensation within the Company, the elements of the executive compensation program, and the role of the Compensation Committee of the Board of Directors and the executive staff in setting executive compensation. In this section, the terms, “we”, “our”, and “us” refer to the Company, and the “Board” and “Board of Directors” refer to the Board of Directors of Novanta Inc., unless otherwise specified.

The Company uses certain non-GAAP financial measures, such as Organic Revenue Growth, Adjusted EBITDA and Adjusted EPS, to evaluate its operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and to determine incentive compensation for senior management and employees.  Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables at the end of the Company’s annual report for the fiscal year 2021.

The following table shows the Company’s named executive officers (collectively, the “named executive officers” or “NEOs”) for the fiscal year 2021:

Executive	Current Title	Officer Since
Matthijs Glastra	Chief Executive Officer	2012
Robert J. Buckley	Chief Financial Officer	2011
Brian S. Young	Chief Human Resources Officer	2016

EXECUTIVE SUMMARY

Creating Shareholder Value

The creation of shareholder value is the foundation and driver of the Company’s executive compensation program. The compensation of the NEOs is closely aligned with the long-term interests of the shareholders.

Returns for Novanta Shareholders

The following graph compares the cumulative total return to shareholders for the Company’s common shares for the period from December 31, 2016 through December 31, 2021 with the Nasdaq Composite Index and Russell

2000 Index. The comparison assumes an investment of $100 is made in the Company’s common shares on December 31, 2016 and, in the case of each of the indices, it also assumes reinvestment of all dividends.

The past performance shown is not necessarily indicative of future performance.

	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2019	December 31, 2020	December 31, 2021
Novanta Inc.	$100	$238.10	$300.00	$421.14	$562.95	$839.67
Nasdaq Composite Index	$100	$129.64	$125.96	$176.28	$249.51	$304.85
Russell 2000 Index	$100	$114.68	$102.02	$128.06	$153.62	$176.39

Comparison of 5-Year Cumulative Total Return among Novanta Inc., Nasdaq Composite Index, and Russell 2000 Index
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2021 Business and Compensation Highlights

Fiscal year 2021 proved to be a record-breaking year for Novanta, delivering all-time highs for revenues and Adjusted EBITDA.  We are extremely pleased and proud of how our teams drove exceptional Adjusted EBITDA performance using the Novanta Growth Systems tools, despite supply chain dynamics caused by macroeconomics. We executed on our strategy in broadening our product and service offerings through two acquisitions, continued investment in research and development driving new product launches, and accomplished the following:

•	For the fiscal year 2021, we generated revenue of $707 million, an increase of 20% from $591 million for the full year 2020; Organic Revenue Growth was 10% for the year.
•	Consolidated net income was $50 million for the fiscal year 2021, compared to $45 million for the fiscal year 2020.
•	Adjusted EBITDA was $153 million for the fiscal year 2021, compared to $121 million for the fiscal year 2020.
•

We acquired ATI Industrial Automation, Inc. (“ATI”), an Apex, North Carolina-based leading supplier of intelligent end-of-arm technology solutions to OEMs for advanced industrial and surgical robots for an upfront cash purchase price of $169.2 million, net of cash acquired and post-closing working capital adjustments, and $44.0 million estimated fair value of contingent consideration.

•

We acquired Schneider Electric Motion USA, Inc. (“SEM”), a Marlborough, Connecticut-based manufacturer of integrated stepper motors and electronic controls for automation equipment for a total cash purchase price of $114.7 million, inclusive of post-closing working capital adjustments and net of cash acquired.

•

In 2021, we amended our Third Amended and Restated Credit Agreement to increase our revolving credit facility commitment by $200 million, from $495 million to $695 million and reset the uncommitted accordion feature to $200 million for potential future expansion. The increase in our borrowing capacity further enhances the Company’s ability to finance future acquisitions in line with our strategic growth objective.

•	We delivered strong returns to our shareholders of 49% vs the 15% total shareholder return for the Russell 2000 stock index for the fiscal year ended December 31, 2021.

Financial Highlights (in millions)	2021	2020
Revenue	$706.8	$590.6
Consolidated Net Income	$50.3	$44.5
Adjusted EBITDA	$152.7	$121.0
Operating Cash Flow	$94.6	$140.2

Total Shareholder Return	2021	2020
Novanta Inc.	49%	34%
Russell 2000 Stock Index	15%	20%

The Compensation Committee approved the 2021 compensation plans for our NEOs in February 2021, which included increases to base salaries, short-term cash incentive plan and long-term equity compensation.

The Company’s executive compensation program results for the fiscal year 2021 reflected our financial performance. The total payout of the cash component of the Senior Management Incentive Plan (“SMIP”) was 200% of the target bonus amounts for the NEOs for the fiscal year 2021 as a result of the Company achieving 122% of Adjusted EBITDA target for the fiscal year.

Compensation Philosophy

The Company is a global supplier of core technology solutions that give medical and advanced industrial OEMs a competitive advantage. The Company operates in an ever-evolving and fast-paced environment and is moving aggressively to position itself as a leading supplier to OEMs in high-growth medical and advanced industrial applications. Our ability to compete in this environment depends, to a large extent, on our success in identifying, recruiting, developing and retaining management talent.

In support of our goals, we have designed an executive compensation program that is robust, highly performance-driven, and intended to generate both long-term sustainable shareholder value and near-term focus on financial performance, operational excellence, quality and innovation.

The following graphs depict the average target pay mix of base salary, short-term cash incentives, and long-term equity-based incentives for our Chief Executive Officer and for our other NEOs.

1.)	Based on annual base salary, short term cash incentives, and annual equity grant (based on grant-date fair value) as stated in the 2021 compensation package for our Chief Executive Officer.
2.)

Based on annual base salary, short term cash incentives, and annual equity grant (based on grant-date fair value) as stated in the 2021 compensation packages for our Chief Financial Officer and Chief Human Resources Officer.

The Executive Compensation Decision Making Process

Compensation Committee Members and Independence

The Compensation Committee is comprised of Lonny J. Carpenter, Brian D. King, and Ira J. Lamel. None of the current members were, at any time, officers or employees of the Company or its subsidiaries. The Board has determined that each member of the Compensation Committee is an independent director under the applicable Nasdaq rules.

Role of the Compensation Committee, Management and Outside Advisors

The Compensation Committee is responsible for designing, implementing and evaluating the Company’s executive compensation plans and policies. Among its responsibilities, the Compensation Committee:

•	Reviews the Compensation Committee Charter annually and amends it as appropriate;
•	Establishes the Company’s compensation philosophy and the framework for determining the compensation of the NEOs;
•	Reviews, evaluates and approves base salaries, cash-based incentives, long-term equity-based incentives and all other forms of compensation for the NEOs;
•	Evaluates the performance of the CEO and receives performance evaluations of the other NEOs as reported by the CEO, which will impact the following year’s compensation decisions;
•	Reviews and approves the performance objectives, including the target financial objectives for both cash-based incentives and performance-based stock awards, applicable to each of the NEOs;
•	Certifies performance at the end of each year and approves annual cash incentive payouts; and
•	Certifies performance and vesting at the end of the performance period for performance stock unit awards.

In performing the responsibilities above, the Compensation Committee receives advice and input, as applicable, from the Board of Directors, the Chief Executive Officer, the Chief Human Resources Officer, outside compensation consultants, and the Company’s outside legal counsel on compensation issues and regarding general compensation policies, including the appropriate level and mix of the compensation for executive officers.

The Compensation Committee meets in executive sessions and, where appropriate, with members of management, including the CEO and Chief Human Resources Officer, outside consultants, and the Company’s outside legal counsel. Although the CEO is generally present during the non-executive sessions of the Compensation Committee meetings and provides input to the Compensation Committee with regards to compensation for his direct reports, the Compensation Committee makes all decisions with regards to CEO compensation in executive sessions and the CEO has no vote in the actual approval of compensation for any executive officer.

Pursuant to its charter, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee, to the extent consistent with the Company’s Articles of Continuance, Bylaws, Corporate Governance Guidelines, applicable law and Nasdaq rules, except that it may not delegate its responsibilities for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with the grandfather provisions of Section 162(m) of the Internal Revenue Code (“the Code”), by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

Executive Compensation and Comparable Company Data

Generally, the Compensation Committee reviews each named executive officer’s total compensation each year and, in connection therewith, considers market data for similar positions at other public companies and other relevant sources. The Compensation Committee may retain the services of advisors and has the budgetary authority to hire such advisors as it deems necessary for its compensation review. In 2021, the Compensation Committee worked directly with Korn Ferry to design the fiscal year 2021 executive compensation plans. Korn Ferry helped the Compensation Committee assess whether the total compensation paid to the NEOs is fair, reasonable and competitive. The Company has assessed the independence of Korn Ferry and its representatives and has determined that no conflicts of interest exist. To avoid any conflict of interest, Korn Ferry did not provide consulting services other than services related to executive and director compensation to the Company during 2021.

Generally, the types of compensation and benefits provided to the NEOs are intended to be similar to those provided to executive officers at other public companies. While the Compensation Committee does not believe it is appropriate to set executive compensation levels based exclusively on compensation surveys and comparable company data, the Compensation Committee uses publicly available surveys and comparable company data as tools for assessing whether the Company’s executive compensation program is, in the aggregate, reasonable in scope, market-competitive, and consistent from year to year.

In early 2021, Korn Ferry was asked to develop a compensation report that identifies market-based compensation structures, pay practices and rates of compensation for targeted positions at the Company as compared to the Company’s peer group. The peer group is selected based on relevant factors, including industry, fiscal year or trailing twelve-month revenue, market capitalization, total shareholder return and EBITDA. The peer group used in this compensation report prepared by Korn Ferry in February 2021, which was used in establishing the 2021 compensation of our NEOs, was comprised of the following companies:

• BioTelemetry, Inc.	• Masimo Corporation
• Brooks Automation, Inc.	• Mercury System, Inc.
• Cantel Medical Corp.	• Merit Medical Systems, Inc.
• Cognex Corporation	• MKS Instruments, Inc
• CONMED Corporation	• Omnicell Inc
• Globus Medical, Inc.	• OSI Systems, Inc.
• Integra LifeSciences	• Quidel Corporation
• IPG Photonics Corporation

Korn Ferry also provided compensation data from market survey results published by third parties regarding companies outside of the peer group, for use as a general indicator of relevant market conditions and pay practices and as a broader reference point.

Other Factors Influencing Compensation

When making compensation decisions, the Compensation Committee also considers other important factors that drive compensation decisions including individual qualifications and expertise, responsibilities, particular industry and market conditions, complexity of position and specific market factors in the locations in which the NEOs are employed. In addition, the individual’s performance against individual goals, the individual’s expected future contributions to the Company’s success, the current and expected financial and operational results of the Company, any retention concerns, and the CEO’s recommendations are also taken into consideration. In looking at historical compensation, the Compensation Committee looks at the progression of salary increases over time and looks at the unvested and vested value of outstanding equity awards. The Compensation Committee uses the same factors in evaluating the CEO’s performance and compensation that it uses for the other named executive officers.

Shareholder Say-On-Pay Advisory Vote

At the 2021 annual meeting of shareholders, the Company provided the shareholders with the opportunity to cast an annual advisory vote to approve the Company’s executive compensation. Approximately 98% of the votes cast on the “2021 say-on-pay advisory vote” were voted in favor of the proposal. We have considered the 2021 say-on-pay advisory vote and believe that the overwhelming support of our shareholders for 2021 say-on-pay advisory vote indicates that our shareholders are generally supportive of our approach to executive compensation. The Company considered the outcome of the say-on-pay advisory votes when making compensation decisions regarding its NEOs for 2021 and plans to continue to consider input from shareholders in future years. The following chart presents the voting results for the say-on-pay advisory vote for the last three years:

Say-On-Pay Shareholder Votes
99.6%
99.6%
98.0%
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
0.3%
0.1%
0.3%
0.1%
2.0%
0.0%
2019
2020
2021
Votes For
Votes Against
Abstentions

Executive Compensation Program Elements

Executive compensation at the Company includes base salary, short-term cash incentives, long-term equity-based incentives, employee benefits and, in certain situations, severance and other compensation. These elements (and the amounts of compensation and benefits thereunder) were selected because the Compensation Committee believes they are necessary to help us attract and retain executive talent which is fundamental to our success. The elements of compensation may vary among executives based on the Compensation Committee’s determination as to what is appropriate under the policies set forth above. Below is a summary of the current executive compensation programs as they relate to our NEOs.

Base Salary

Base salary levels for the NEOs are generally determined based on the Compensation Committee’s evaluation of the named executive officer’s position, experience, qualifications, prior employment (including historical compensation), current and individual performance, industry knowledge, quality of leadership, scope of responsibilities (including potential growth in responsibilities), internal pay equity, tax deductibility, cost of living, and competitive external market data (which includes peer group information as described above). No specific weighting is applied to the factors. Generally, the Compensation Committee refers to the median of the relevant competitive market for the position as part of the base salary evaluation, but any individual named executive officer may have a base salary above or below the median of the market. The Compensation Committee’s philosophy is that base salaries are the minimum payment for satisfactory performance and should meet the objective of attracting and retaining the executive talent needed to run a complex business.

The annual base salaries for each of our NEOs, effective on and after April 1, 2021 and March 31, 2019 (annual salaries remained unchanged from March 31 2019 to December 31, 2020), respectively, are listed below:

	2020	2021
Mr. Glastra	$650,004	$700,013
Mr. Buckley	$434,655	$475,000
Mr. Young	$291,596	$325,009

Short Term Cash Incentives

The Senior Management Incentive Plan (“SMIP”) includes cash incentives that are designed to motivate and reward the Company’s key management team members for driving short-term performance within their respective organizations and across the Company. The cash incentives pursuant to the 2021 SMIP plan for the NEOs are earned based on the achievement against 2021 Adjusted EBITDA target (the “Financial Objective”), approved by the Compensation Committee in February 2021. The target level of the Financial Objective (provided below) is correlated with the Company’s annual growth objective. Although the target financial metric for cash incentives is intended to be achievable, a maximum bonus payout would require very high levels of performance. Actual performance against the Financial Objective must be within an established range of the target to result in any payout for the Financial Objective, as described in more detail below.

Each of the NEOs had an established bonus incentive target, which is based on a percentage of current annual base salary. Pursuant to the SMIP, the target bonus would be payable upon 100% achievement of the applicable Financial Objective for fiscal year 2021. The table below summarizes the cash incentive bonus for each NEO under the SMIP, including the annual target as a percentage of base salary and the annual bonus target in dollars.

	Cash Incentive Annual Target (% of base salary)	Cash Incentive Annual Target	Cash Incentive Minimum Payout ($)	Cash Incentive Maximum Payout
Mr. Glastra	120%	$840,016	—	$1,680,031
Mr. Buckley	80%	$380,000	—	$760,000
Mr. Young	60%	$195,005	—	$390,011

The cash incentives are eligible to be earned annually. Payouts for all NEOs are calculated as the achievement against the Financial Objective multiplied by the target bonus percentage and base salary for the applicable period for each participant. The cash incentives earned in the current year are paid in March of the following year.

Amounts earned based on the Financial Objective will vary depending upon the level of achievement of the Financial Objective and are calculated using payout curves. The threshold, target and maximum payouts pursuant to the 2021 Financial Objective are presented below:

Fiscal Year 2021	Performance Targets	Range of Payouts
Threshold	$113 million	50% of target payout
Target	$125 million	100% of target payout
Maximum	$138 million	200% of target payout

Actual Adjusted EBITDA for the fiscal year 2021 was $152.7 million, which resulted in cash incentives earned for the NEOs of 200% of the target payout.

Equity-Based Compensation

The Company uses equity-based compensation to align executive compensation with long-term goals that enhance shareholder value and to promote executive retention with the Company by extending vesting periods over several years. Accordingly, the Company makes equity-based compensation a significant portion of our NEO compensation, as demonstrated by the grants made to the NEOs in 2021.

The following table presents the equity grants awarded to the NEOs in 2021:

	Performance Stock Unit Awards (1)
	Threshold (#)	Target (#)	Maximum (#)	2021 Annual Restricted Stock Unit Awards (#)	2021 One-time 'Retention Restricted Stock Unit Awards (#)	Grant Date Fair Value of Stock Awards
Mr. Glastra	—	34,725	47,747	13,022	21,703	$9,970,028
Mr. Buckley	—	15,915	20,979	5,065	10,852	$4,544,005
Mr. Young	—	2,170	8,681	2,171	4,341	$1,861,819

1.)	Includes Total Shareholder Return performance stock units as well as Operating Cash Flow performance stock units.

Our 2021 annual grants of equity-based compensation for the NEOs consisted of (a) 50% service-based restricted stock units that vest ratably over three years, subject to continued employment, and (b) 50% performance stock units that vest on the first business day following the end of the three-year performance period, subject to continued employment through the date of vesting and achievement of the applicable performance targets.

In addition to the annual equity award, the NEOs received one-time special retention awards in 2021. The NEOs were granted a one-time equity grant in 2021, consisting of (a) 50% of service-based restricted stock units that vest ratably over three years, subject to continued employment, and (b) 50% performance stock units, subject to continued employment through the date of vesting and achievement of the applicable operating cash flow performance targets. In the past two years, the Company has been impacted by COVID-19, global supply chain challenges and macro-economic industry downturn. In light of the shareholder return generated by the executive team, the Compensation Committee has a significant concern regarding retention of the executives. Given these retention concerns, the Compensation Committee wanted to provide additional incentive to the NEOs that was not only time-based but also aligned with future performance of the Company. In making the one-time grants, the Compensation Committee sought to balance time-based and performance-based equity similar to the construct of the regular annual program. While this grant is not intended to make up for prior unearned awards, it provides the executive team with alignment with shareholders on future shareholder return as well as long-term financial performance.

The annual grants of the performance stock units vest based on the relative performance of the total shareholder return (“TSR”) on the Company’s common stock as compared to the total shareholder return on Russell 2000 Index (“Index TSR”) measured at the end of the three-year performance period from January 1, 2021 through December 31, 2023. These performance stock units are also referred to as TSR performance-based restricted stock units (“TSR-PSUs”). The valuation for the TSR-PSU awards is determined using the Monte Carlo valuation model based on the relative historical performance of the Company’s common stock and the Russell 2000 Index.

The vesting of the TSR-PSUs will be between 0% and 200% of the shares awarded and measured as the target number of shares multiplied by two times the spread between the net change in the average closing stock prices of Novanta common stock over the twenty trading-day period immediately preceding December 31, 2020 and

December 31, 2023, respectively, and the net change in the average closing prices of the Russell 2000 Index for the same respective periods, with linear interpolation between the threshold and the target and between the target and the maximum, provided that, in the event that the total shareholder return is less than zero for both Novanta common stock and the Russell 2000 Index, the number of shares upon vesting will not exceed 100%.

The one-time special awards of performance stock units vest based on the actual cumulative operating cash flow of the Company over the three-year performance period from January 1, 2021 through December 31, 2023 as compared to the performance target. These performance stock units are also referred to as operating cash flow performance-based restricted stock units (“OCF-PSUs”). The fair value of the OCF-PSU awards is based on the closing stock price of the Company on the date of grant.

Upon completion of the requisite service periods, the OCF-PSUs will vest in two tranches if the Company achieves the cumulative operating cash flow performance target for fiscal years 2021 through 2023 as approved by the Company’s Compensation Committee as of the date of grant. The first 50% of the OCF-PSU grant will vest on the fourth anniversary of the date of grant and the remaining 50% of the OCF-PSU grant will vest on the fifth anniversary of the date of grant. The Company recognizes compensation expense ratably over the requisite service period based on the expectation that 100% of the OCF-PSUs are deemed probable of vesting. This probability assessment is performed quarterly and the cumulative effect of a change in the estimated compensation expense, if any, is recognized in the consolidated statement of operations in the period in which such determination is made.

The time-based component of the one-time special awards of restricted stock units (“Retention RSUs") will vest in equal annual installments over a three-year period, subject to continued employment.

Employee Benefits and Other Compensation

In addition to the elements of compensation discussed above, the Company offers the NEOs contributions towards health and dental insurance premiums consistent with the Company’s contribution levels offered to all other employees of the Company. The Company does not offer a deferred compensation program, nor does it offer retirement benefits other than a 401(k) defined contribution plan. This plan provides for Company matching contributions of 100% of the first four percent of compensation and 50% of the next two percent of compensation up to the maximum amount allowed under the Code.

The Company provides life and disability insurance benefits to the NEOs in excess of those available to all other employees after considering the market data for similar positions of other public companies. The cost of such life and disability insurance benefits for Messrs. Glastra, Buckley and Young in 2021 equaled $20,831, $9,575 and $7,950, respectively.

Severance and Change of Control Benefits

The Company has certain obligations to its NEOs in specified circumstances, including termination of employment or a change of control of Novanta Inc., pursuant to the terms of individualized employment agreements. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of the employment agreements and “Potential Payments upon Termination or Change of Control” for a description of the severance and change in control obligations in such agreements.

Clawback Policy

In the event of a material restatement of the Company’s financial results, other than a restatement due to changes in accounting principles or applicable law or interpretations thereof, the Compensation Committee will review the facts and circumstances that led to the requirement for such a restatement and seek reimbursement or recoupment from an executive officer, net of taxes, of any bonus or other incentive compensation, if and to the extent: a) the amount of the incentive compensation was calculated based wholly or in part upon the achievement of certain financial results or measures that were subsequently the subject of an accounting or other restatement, b) the executive officer or the Company engaged in willful, fraudulent, intentional or grossly negligent misconduct that caused or partially caused the need for the restatement, and c) the amount of the incentive compensation for the executive officer that would have been granted, earned or vested had the financial results been properly reported would have been lower than the amount actually granted, earned or vested.

Stock Ownership Guidelines

We believe the NEOs should have a significant equity interest in the Company. To promote equity ownership and further align the interests of the NEOs with those of the shareholders, the Company adopted share ownership guidelines for the NEOs. The guidelines vary based upon the NEO’s position and are expressed as a multiple of their respective salary, as shown below. The NEOs generally are expected to comply with these stock ownership guidelines within five years of becoming subject to these guidelines.

Shares owned separately by the NEO, owned by the NEO either jointly with or separately by an immediate family member residing in the same household, and/or held in trust for the benefit of the NEO or the NEO’s immediate family members, issued and outstanding shares of common stock held by a 401(k) or other qualified pension or profit-sharing plan for the benefit of the NEO (whether denominated in shares or units) and the NEO’s vested restricted stock, deferred stock units and unvested restricted stock, restricted stock units and deferred stock units shall be included as shares for determining compliance with these stock ownership guidelines.

Our stock ownership guidelines are expressed as the fair market value of the shares held as a multiple of annual base salary. The stock ownership guidelines for our NEOs are as follows:

Officer Position	Salary Multiple Used to Determine Ownership Threshold
Chief Executive Officer	3x
Chief Financial Officer	2.5x
Chief Human Resources Officer	2x

NEOs generally are expected to comply with these stock ownership guidelines within five years of becoming subject to these guidelines. Once achieved, ownership of the guideline amounts must be maintained for as long as the individual is subject to these guidelines.

As of December 31, 2021, all of our NEOs were in compliance with the stock ownership guidelines.

At 37.0x and 40.0x base pay, the value of Mr. Glastra and our other NEO’s shareholdings substantially exceed the ownership requirements. The high levels of stock ownership of our NEOs reflect the long-term focus and commitment of the Company’s executive team.

Ownership Guidelines
3.0x
37.0x
2.3x
40.0x
Mr. Glastra
Other NEOs (Average)
Required
Actual

Represents stock ownership as of December 31, 2021

Tax and Accounting Implications

In 2021, the Company’s compensation programs were affected by each of the following:

•

Accounting for Stock-Based Compensation: The Company accounts for stock-based compensation in accordance with the requirements of ASC 718, “Compensation - Stock Compensation.” The Company also takes into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

•

Section 162(m) of the Code: Section 162(m) of the Code generally limits, for U.S. corporate income tax purposes, the annual tax deductibility of compensation paid to certain current and former executive officers to $1 million, subject to a transition rule for written binding contracts in effect on November 2, 2017, and not materially modified after that date. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), Section 162(m) included an exception for compensation deemed “performance-based”. Pursuant to the Tax Reform Act, the exception for “performance-based” compensation has been repealed, effective for tax years beginning after December 31, 2017 and, therefore, compensation previously intended to be “performance-based” may not be deductible unless it qualifies for the transition rule. Due to uncertainties in the applications of Section 162(m) and the Tax Reform Act, there is no guarantee that compensation intended to satisfy the requirements for deduction will not be challenged or disallowed by the IRS. Furthermore, although the Company believes that tax deductibility of executive compensation is an important consideration, the Compensation Committee in its judgement may, nevertheless, authorize compensation payments that are not fully tax deductible, and/or modify compensation programs and practices without regard for tax deductibility when it believes that such compensation is appropriate.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis”, and based on such review and discussions, has recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this management proxy circular.

Mr. Lonny J. Carpenter (Chair)

Mr. Brian D. King

Mr. Ira J. Lamel

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation earned by each of the Company’s named executive officers during the fiscal years ended December 31, 2021, 2020 and 2019. The Company’s NEOs consisted of: (i) the individual who served as the Chief Executive Officer (Matthijs Glastra), (ii) the individual who served as the Chief Financial Officer (Robert J. Buckley), and (iii) the individual who served as the Chief Human Resources Officer (Brian S. Young).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Matthijs Glastra	2021	690,299	—	9,970,028	1,680,031	35,332	12,375,690
Chief Executive Officer	2020	625,004	457,141	3,775,405	—	38,837	4,896,387
	2019	640,204	—	3,081,641	299,865	37,213	4,058,923
Robert J. Buckley	2021	466,646	—	4,544,005	760,000	29,017	5,799,668
Chief Financial Officer	2020	417,937	203,792	1,332,538	—	27,373	1,981,640
	2019	432,714	—	1,027,203	150,388	27,175	1,637,480
Brian S. Young	2021	321,414	—	1,861,819	390,011	22,450	2,595,694
Chief Human Resources Officer	2020	280,381	108,066	499,698	—	27,111	915,256
	2019	290,294	—	410,947	80,713	24,463	806,417

1.)	Amounts reflect actual base salary paid to each NEO in 2021, 2020 and 2019, respectively.
2.)	Amounts reflect discretionary bonuses paid to our NEOs with respect to 2020 in recognition of their extraordinary efforts during the COVID-19 pandemic.
3.)

Amounts shown do not reflect compensation actually received. Rather, amounts shown represent the aggregate grant date fair value of these awards determined in accordance with ASC 718 (disregarding any reduction in such value due to any estimate of forfeitures related to service-based vesting conditions and 100% achievement of performance targets for performance-based awards). Under ASC 718, compensation expense with respect to stock awards is generally recognized in the consolidated financial statements over the vesting periods applicable to the awards. The maximum grant date fair value of the PSUs granted in 2021 to each NEO are as follows: $7,339,978, $3,187,664, and $1,323,274 for Mr. Glastra, Mr. Buckley and Mr. Young, respectively. Further information on the PSUs is provided under the “Grants of Plan-Based Awards Table” below.

4.)

Amounts shown for each year consist of cash incentives earned under the SMIP plan as of the end of the year but paid in the subsequent year. In 2020, the cash incentives under the SMIP plan were canceled as part of the Company’s cost containment actions in response to the COVID 19 pandemic.

5.)	Amounts in 2021 include the following:

	Mr. Glastra ($)	Mr. Buckley ($)	Mr. Young ($)
Defined Contribution Retirement Savings Plan Company Match	$14,500	$14,500	$14,500
Life Insurance	9,018	4,611	5,383
Disability Insurance	11,814	4,964	2,567
Executive Physical	-	4,942	-
	$35,332	$29,017	$22,450

Grants of Plan-Based Awards Table

The following table sets forth information regarding all plan-based awards granted to the Company’s NEOs during the year ended December 31, 2021.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)
Matthijs Glastra	Cash Incentive		$420,008	$840,016	$1,680,031
	One-time OCF-PSUs	2/24/2021				—	21,703	21,703		$3,000,006
	TSR-PSUs (4)	2/24/2021				—	13,022	26,044		$2,169,986
	One-time RSUs	2/24/2021							21,703	$3,000,006
	RSUs	2/24/2021							13,022	$1,800,031
Robert J. Buckley	Cash Incentive		$190,000	$380,000	$760,000
	One-time OCF-PSUs	2/24/2021				—	10,851	10,851		$1,499,934
	TSR-PSUs (4)	2/24/2021				—	5,064	10,128		$843,865
	One-time RSUs	2/24/2021							10,852	$1,500,072
	RSUs	2/24/2021							5,065	$700,135
Brian S. Young	Cash Incentive		$97,503	$195,005	$390,011
	One-time OCF-PSUs	2/24/2021				—	4,341	4,341		$600,056
	TSR-PSUs (4)	2/24/2021				—	2,170	4,340		$361,609
	One-time RSUs	2/24/2021							4,341	$600,056
	RSUs	2/24/2021							2,171	$300,097

1.)

Amounts shown in these columns reflect the aggregate threshold, target and maximum payout levels for cash incentives under the SMIP. Pursuant to the SMIP, each participating NEO has an established target bonus which is based on a percentage of the respective NEO’s base salary. A target payout assumes a 100% payout of the target bonus based on 100% achievement of the respective Financial Objective under the SMIP. A threshold payout assumes 50% payout for attaining the minimum performance targets of 90% of Adjusted EBITDA target. A maximum payout assumes a 200% payout for achievement of 110% or more of Adjusted EBITDA target. If the minimum performance target is not achieved, the payout will be zero. See the section entitled “Compensation Discussion and Analysis” for further detail of the Financial Objective and amounts earned. The actual amount earned is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

2.)

Amounts shown in these columns reflect the threshold, target and maximum vesting levels of the performance stock units. The grant date fair value of these units was based on the target number of shares that might be earned. TSR-PSUs cliff-vest following the end of the applicable three-year performance period. The OCF-PSUs will vest in two tranches, with the first 50% of the OCF-PSUs vesting on the fourth anniversary of the date of grant and the remaining 50% vesting on the fifth anniversary of the date of grant. Both types of performance awards are subject to continued employment on the date of vesting and achievement of the applicable performance thresholds, subject to accelerated vesting under specified circumstances. Further information regarding accelerated vesting is provided in the section entitled “Potential Payments upon Termination or Change of Control”.

3.)

The number of shares in this column represents restricted stock units granted in 2021. The restricted stock units vest one-third annually on each of the first, second, and third anniversaries of the date of grant, subject to continued employment on the date of vesting and accelerated vesting under specified circumstances. Further information regarding accelerated vesting is provided in the section entitled “Potential Payments upon Termination or Change of Control.”

4.)

The valuation for the TSR-PSU awards is determined using the Monte Carlo valuation model as of February 24, 2021. The key inputs to the Monte Carlo valuation model included the average stock prices over a 20 business-day period both before the commencement of the performance period and as of the date of grant and the expected stock price volatilities for both the Company’s common stock and those of Russell 2000 index, and the estimated risk-free interest rate for the measurement period.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The material terms of the equity and non-equity incentive plan compensation disclosed in the Summary Compensation Table and the 2021 Grants of Plan-Based Awards Table are discussed above under the heading “Compensation Discussion and Analysis,” as well as in the footnotes to the applicable tables. Certain other elements of the NEOs’ compensation are provided for in their employment agreements, described below.

Matthijs Glastra

In connection with the appointment of Mr. Glastra as the Company’s Chief Executive Officer in 2016, the Company and Mr. Glastra entered into an employment agreement, which was then subsequently amended and restated on April 21, 2017 (the “Amended and Restated CEO Employment Agreement”). The initial term of Mr. Glastra’s employment as the Chief Executive Officer under the Amended and Restated CEO Employment Agreement was a three-year period ending on July 27, 2019, which has been extended annually pursuant to an “evergreen” provision providing for automatic extensions for successive one-year periods absent prior notice of non-renewal from either the Company or Mr. Glastra.

Pursuant to the Amended and Restated CEO Employment Agreement, Mr. Glastra is entitled to a base salary of at least $515,000 per year and, beginning with respect to fiscal year 2017, an annual performance-based cash incentive with a target bonus opportunity of at least 100% of his annual base salary. Mr. Glastra is entitled to receive an annual equity award (the “Annual Equity Awards”) with a grant-date fair value equal to 200% of his base salary or, at the discretion of the Board or the Compensation Committee, a higher amount as determined by market based benchmarks.

Additional discussion of Mr. Glastra’s compensation and certain termination benefits pursuant to the Amended and Restated CEO Employment Agreement is provided in sections entitled “Executive Compensation Program Elements” and “Potential Payments upon Termination or Change of Control.”

Robert J. Buckley

In 2011, the Company and Mr. Buckley entered into an employment agreement providing for the employment of Mr. Buckley in an advisory capacity prior to March 31, 2011, and as the Company’s Chief Financial Officer beginning on March 31, 2011. On April 21, 2017, the Company entered into an amended and restated employment agreement (the “Amended and Restated CFO Employment Agreement”) extending the term of Mr. Buckley’s employment through February 22, 2018, which term has been extended pursuant to an “evergreen” provision providing for automatic extensions for successive one-year periods thereafter unless either the Company or Mr. Buckley gives 90 days’ notice of non-extension to the other party. Pursuant to the Amended and Restated CFO Employment Agreement, Mr. Buckley is entitled to a base salary of at least $407,724 per year, an annual performance-based cash incentive opportunity with a minimum target of 75% of his annual base salary and an annual equity compensation award with a grant date fair value equal to 150% of his annual base salary or, at the discretion of the Board or the Compensation Committee, a higher amount as determined by market based benchmarks. Since the commencement of Mr. Buckley’s employment in 2011, the Compensation Committee has reviewed and adjusted Mr. Buckley’s compensation on an annual basis. The Amended and Restated CFO Employment Agreement also provides that the Company will provide Mr. Buckley with term life insurance in a face amount equal to 400% of his annual base salary, subject to certain limitations.

Pursuant to an amendment to the CFO Employment Agreement in July 2016, Mr. Buckley agreed that he would comply with any clawback or similar policy that the Company adopted in connection with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Prior to this amendment, Mr. Buckley had no such obligation to abide by the restrictions of a clawback policy. Additional discussion of the clawback policy adopted by the Company, which also covers Mr. Glastra and Mr. Young, is provided in the section entitled “Executive Compensation Program Elements – Clawback Policy.”

Additional discussion of Mr. Buckley’s compensation and certain termination benefits pursuant to the Amended and Restated CFO Employment Agreement is provided in sections entitled “Executive Compensation Program Elements” and “Potential Payments upon Termination or Change of Control.”

Brian S. Young

On March 9, 2015, the Company and Mr. Young entered into an offer letter, which was then superseded by an employment agreement dated April 21, 2017 (the “Young Employment Agreement”). The Young Employment Agreement provides that Mr. Young will continue to serve as the Chief Human Resources Officer of the

Company through December 8, 2017, which term has been extended pursuant to an “evergreen” provision providing for automatic extensions for successive one-year periods thereafter absent prior notice of non-renewal from either the Company or Mr. Young. Pursuant to the Young Employment Agreement, Mr. Young is entitled to a base salary of at least $272,208 per year, an annual performance-based cash incentive opportunity with a minimum target of 50% of his annual base salary and an annual equity compensation award as determined by the Board or the Compensation Committee in its discretion. Since the commencement of Mr. Young’s employment in 2015, the Compensation Committee has reviewed and adjusted Mr. Young’s compensation on an annual basis.

Additional discussion of Mr. Young’s compensation and certain termination benefits pursuant to the Young Employment Agreement is provided in sections entitled “Executive Compensation Program Elements” and “Potential Payments upon Termination or Change of Control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each of the Company’s NEOs regarding stock awards that had not yet vested, or in the case of stock options, had vested but not yet been exercised, as of December 31, 2021.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Matthijs Glastra	2/22/2018					3,134 (2)	$552,618
	2/21/2019					5,241 (3)	$924,146
	2/21/2019							24,457 (4)	$4,312,503
	2/20/2020					7,946 (5)	$1,401,118
	2/20/2020							24,720 (6)	$4,358,878
	2/24/2021					13,022 (7)	$2,296,169
	2/24/2021					21,703 (8)	$3,826,890
	2/24/2021							13,022 (9)	$2,296,169
	2/24/2021							21,703 (10)	$3,826,890
Robert J. Buckley	3/30/2016	43,911	—	$14.13	3/30/2026
	2/22/2018					1,073 (2)	$189,202
	2/21/2019					1,747 (3)	$308,049
	2/21/2019							8,152 (4)	$1,437,442
	2/20/2020					2,805 (5)	$494,606
	2/20/2020							8,725 (6)	$1,538,479
	2/24/2021					5,065 (7)	$893,111
	2/24/2021					10,852 (8)	$1,913,533
	2/24/2021							5,064 (9)	$892,935
	2/24/2021							10,851 (10)	$1,913,357
Brian S. Young	3/30/2016	16,221	—	$14.13	3/30/2026
	2/22/2018					488 (2)	$86,049
	2/21/2019					699 (3)	$123,255
	2/21/2019							3,262 (4)	$575,188
	2/20/2020					1,052 (5)	$185,499
	2/20/2020							3,272 (6)	$576,952
	2/24/2021					2,171 (7)	$382,812
	2/24/2021					4,341 (8)	$765,449
	2/24/2021							2,170 (9)	$382,636
	2/24/2021							4,341 (10)	$765,449

1.)	Represents the product of the number of stock awards and $176.33, the closing market price of the Company’s common stock on the Nasdaq Global Select Market as of December 31, 2021.
2.)

Represents unvested time-based restricted stock units granted on February 22, 2018. Each unit represents the right to receive one share of common stock upon vesting. These units are scheduled to vest in one installment on February 22, 2022 (which installment has already vested as of the date of this management proxy circular).

3.)

Represents unvested time-based restricted stock units granted on February 21, 2019. Each unit represents the right to receive one share of common stock upon vesting. These units are scheduled to vest in two equal installments on February 21, 2022 (which installment has already vested as of the date of this management proxy circular) and February 21, 2023, respectively, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

4.)

Represents performance stock units granted on February 21, 2019.  Each unit represents the right to receive up to two shares of common stock upon vesting on January 1, 2022. Amounts shown in the table represents 100% of the target number of performance stock units granted, which was calculated based on (i) the spread between the total shareholder return on Novanta common stock over the three-year performance period versus the Russell 2000 Index for 50% of the awards, and (ii) actual three-year cumulative Adjusted EPS for the performance period in relation to the performance target for the remaining 50% of the awards. Based on actual three-year cumulative Adjusted EPS performance for the three-year period from January 1, 2019 to December 31, 2021, zero common shares were issued upon vesting of the 2019 ESP-PSU grants.

5.)

Represents time-based restricted stock units granted on February 20, 2020. Each unit represents the right to receive one share of common stock upon vesting. These units are scheduled to vest in three equal installments on February 20, 2022 (which installment has already vested as of the date of this management proxy circular), February 20, 2023, and February 20, 2024, respectively, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

6.)

Represents performance stock units granted on February 20, 2020. Each unit represents the right to receive up to two shares of common stock upon vesting. These units are scheduled to vest on January 1, 2023. The ultimate number of shares to be issued upon vesting shall be calculated based on (i) TSR formula measured at the end of a three-year performance period against Russell 2000 Index for 50% of the awards, and (ii) actual three-year cumulative Adjusted EPS for the performance period in relation to the performance target for the remaining 50% of the awards, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

7.)

Represents annual time-based restricted stock units granted on February 24, 2021. Each unit represents the right to receive one share of common stock upon vesting. These units are scheduled to vest in three equal installments on February 24, 2022 (which installment has already vested as of the date of this management proxy circular), February 24, 2023, and February 24, 2024, respectively, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

8.)

Represents retention related time-based restricted stock units granted on February 24, 2021. Each unit represents the right to receive one share of common stock upon vesting. These units are scheduled to vest in three equal installments on February 24, 2022 (which installment has already vested as of the date of this management proxy circular), February 24, 2023, and February 24, 2024, respectively, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”
9.)

Represents performance stock units granted on February 24, 2021. Each unit represents the right to receive up to two shares of common stock upon vesting. These units are scheduled to vest on January 1, 2023. The ultimate number of shares to be issued upon vesting shall be calculated based on the TSR formula measured at the end of a three-year performance period against Russell 2000 Index.

10.)

Represents retention related performance stock units granted on February 24, 2021. Each unit represents the right to receive one share of common stock upon vesting. If the three-year cumulative operating cash flow performance target is achieved during the period from January 1, 2021 to December 31, 2023, the first 50% of the OCF-PSUs is expected to vest on February 24, 2025 and the remaining 50% of the OCF-PSUs is expected to vest on February 24, 2026.

Options Exercised and Stock Vested

The following table sets forth information regarding stock options that were exercised and restricted stock unit awards that vested, respectively, for the Company’s NEOs during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Matthijs Glastra	-	-	144,973	$19,480,269
Robert J. Buckley	-	-	102,496	$14,015,005
Brian S. Young	-	-	40,139	$5,474,045

1.)

Value realized on vesting is computed by multiplying the number of shares of restricted stock units vested by the closing market price of the Company’s common stock on the applicable vesting date (or the next business day immediately thereafter if the vesting date is a weekend day or a public holiday in the U.S.).

Potential Payments upon Termination or Change of Control

The following table sets forth estimated compensation that the Company would be obligated to provide to each of the Company’s NEOs upon termination of employment or change of control pursuant to the terms of individualized employment agreements or other contractual obligations. Further information regarding these agreements or other obligations is provided under “Employment and Severance Agreements” immediately following the table. Other than these agreements and obligations, there are no other plans or other contractual obligations triggered upon termination of employment or change of control related to the Company’s NEOs. The amounts reflected in the following table assume that the termination of employment and/or, if applicable, change of control occurred on December 31, 2021. Further, the amounts do not reflect any reductions as a result of any Section 280G “cutback” that may apply to the NEOs.

Name	Event	Salary ($)	Bonus ($)	Vesting of Outstanding Stock ($)	Health Insurance Benefits ($)	Total ($)
Matthijs Glastra	Termination without cause or by employee for good reason	$1,050,020 (1) (18 months salary)	$2,940,055 (2)	$10,831,070 (5) (Prorated vesting of certain unvested awards)	$26,655 (18 months coverage)	$14,847,800
	Termination without cause or by employee for good reason within 12 months following a change of control	$1,400,026 (1) (24 months salary)	$3,360,063 (3)	$29,371,091 (6) (Immediate vesting of unvested awards, including PSUs)	$35,540 (24 months coverage)	$34,166,720
	Termination due to death or by the Company due to disability	—	$1,680,031 (4)	$16,141,777 (7) (Immediate vesting of annual unvested awards, including certain PSUs)	—	$17,821,808
	Change of control	—	—	—	—	—
Robert J. Buckley	Termination without cause or by employee for good reason	$712,501 (1) (18 months salary)	$1,330,001 (2)	$3,932,688 (8) (Prorated vesting of certain unvested awards)	$26,699 (18 months coverage)	$6,001,889
	Termination without cause or by employee for good reason within 12 months following a change of control	$950,001 (1) (24 months salary in a lump sum)	$1,520,001 (3)	$11,550,772 (9) (Immediate vesting of annual unvested awards, including PSUs)	$35,598 (24 months coverage)	$14,056,372
	Termination due to death or by the Company due to disability	—	$760,000 (4)	$5,753,824 (10) (Immediate vesting of annual unvested awards, including certain PSUs)	—	$6,513,824
	Change of control	—	—	—	—	—
Brian S. Young	Termination without cause or by employee for good reason	$487,513 (1) (18 months salary)	$682,519 (2)	$1,568,632 (11) (Prorated vesting of certain unvested awards)	$29,727 (18 months coverage)	$2,768,391
	Termination without cause or by employee for good reason within 12 months following a change of control	$650,018 (1) (24 months salary)	$780,022 (3)	$4,625,806 (12) (Immediate vesting of unvested awards, including PSUs)	$39,636 (24 months coverage)	$6,095,482
	Termination due to death or by the Company due to disability	—	$390,011 (4)	$2,312,392 (13) (Immediate vesting of annual unvested awards, including certain PSUs)	—	$2,702,403
	Change of control	—	—	—	—	—

1.)	Based on the respective NEO’s annual base salary in effect as of December 31, 2021.
2.)

The amount represents the sum of (i) 150% of each officer’s target bonus for 2021 payable over eighteen months, and (ii) a pro rata portion of performance-based cash incentive based on actual Company performance in the year of termination, to which they would have been entitled had they remained employed through the first day of the fiscal year following the fiscal year in which the date of termination occurs. The pro rata portion is calculated by multiplying the bonus by the ratio of the number of days elapsed during the fiscal year to 365 days.

3.)

The amount represents the sum of (i) 200% of each officer’s target bonus for 2021 payable over twenty four months (except for Mr. Buckley, whose amount shall be payable in a lump sum), and (ii) a pro rata portion of performance-based cash incentive based on actual Company performance in such year, to which they would have been entitled had they remained employed through the first day of the fiscal year following the fiscal year in which the date of termination occurs. The pro rata portion is calculated by multiplying the bonus by the ratio of the number of days elapsed during the fiscal year to 365 days.

4.)

The amount represents a pro rata portion of performance-based cash incentive based on actual Company performance in the year of termination, to which they would have been entitled had they remained employed through the first day of the fiscal year following the fiscal year in which the date of termination occurs. The pro rata portion is calculated by multiplying the bonus by the ratio of the number of days elapsed during the fiscal year to 365 days.

5.)

Represents the sum of (a) the prorated portion of the unvested 2018, 2019, 2020 and 2021 RSU grants (2,679, 2,250, 2,283, and 9,831 respectively) held by Mr. Glastra based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; and (b) a prorated portion of the shares subject to 2019 PSUs (24,433, assuming actual performance achievement of approximately 100% for 2019 PSUs that vested as of January 1, 2022) and the shares subject to 2020 PSUs and 2021 TSR-PSUs (16,070 and 3,878, respectively, assuming target performance) held by Mr. Glastra, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021. Target performance with respect to 2020 PSUs is referenced herein based on the assumption that the cumulative Adjusted EPS for fiscal years 2020, 2021 and 2022 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period. Target performance with respect to 2021 TSR-PSUs is based on the assumption that the PSU-TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

6.)

Represents the sum of (a) the outstanding number of unvested 2018, 2019, 2020 and 2021 RSU grants (3,134, 5,241, 7,946 and 34,725, respectively) held by Mr. Glastra, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; (b) the shares subject to the 2019 and 2020 EPS-PSUs held by Mr. Glastra (12,228 and 12,360, respectively, assuming target vesting per the relevant employment agreement), multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; (c) the shares subject to the 2019, 2020 and 2021 TSR-PSUs held by Mr. Glastra (24,458, 24,720, and 20,054, respectively), assuming 200% vesting for 2019 and 2020 TSR-PSUs and 154% vesting for 2021 TSR-PSUs per the TSR Spread as of December 31, 2021), multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; and (d) the shares subject to the 2021 OCF-PSUs held by Mr. Glastra (21,703), multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021.

7.)

Represents the sum of (a) the outstanding number of unvested 2018, 2019, 2020 and 2021 annual RSU grants (3,134, 5,241, 7,946 and 13,022, respectively) held by Mr. Glastra, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; and (b) the shares subject to 2019 PSUs (24,458, assuming actual performance achievement of approximately 100% for 2019 PSUs that vested as of January 1, 2022) and the shares subject to 2020 PSUs and 2021 TSR-PSUs (24,720 and 13,022, respectively, assuming target performance) held by Mr. Glastra, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021. Target performance with respect to 2020 PSUs is referenced herein based on the assumption that the cumulative Adjusted EPS for fiscal years 2020, 2021 and 2022 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period. Target performance with respect to 2021 TSR-PSUs is based on the assumption that the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

8.)

Represents the sum of (a) the prorated portion of the unvested 2018, 2019, 2020 and 2021 RSU grants (917, 750, 806, and 4,506 respectively) held by Mr. Buckley based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; and (b) a prorated portion of the shares subject to 2019 PSUs (8,144, assuming actual performance achievement of approximately 100% for 2019 PSUs that vested as of January 1, 2022) and the shares subject to 2020 PSUs and 2021 TSR-PSUs (5,672 and 1,508, respectively, assuming target performance) held by Mr. Buckley, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021. Target performance with respect to 2020 PSUs is referenced herein based on the assumption that the cumulative Adjusted EPS for fiscal years 2020, 2021 and 2022 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period. Target performance with respect to 2021 TSR-PSUs is based on the assumption that the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

9.)

Represents the sum of (a) the outstanding number of unvested 2018, 2019, 2020 and 2021 RSU grants (1,073, 1,747, 2,805 and 15,917, respectively) held by Mr. Buckley, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; (b) the shares subject to the 2019 and 2020 EPS-PSUs held by Mr. Buckley (4,076 and 4,363, respectively, assuming target vesting per the relevant employment agreement), multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; (c) the shares subject to the 2019, 2020 and 2021 TSR-PSUs held by Mr. Buckley (8,152, 8,724 and 7,799, respectively), assuming 200% vesting for 2019 and 2020 TSR-PSUs and 154% vesting for 2021 TSR-PSUs per the TSR Spread as of December 31, 2021), multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; and (d) the shares subject to the 2021 OCF-PSUs held by Mr. Buckley (10,851), multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021.

10.)

Represents the sum of (a) the outstanding number of unvested 2018, 2019, 2020 and 2021 annual RSU grants (1,073, 1,747, 2,805 and 5,065, respectively) held by Mr. Buckley, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; and (b) the shares subject to 2019 PSUs (8,152 assuming actual performance achievement of approximately 100% for 2019 PSUs that vested as of January 1, 2022) and the shares subject to 2020 PSUs and 2021 TSR-PSUs (8,725 and 5,064, respectively, assuming target performance) held by Mr. Buckley, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021. Target performance with respect to 2020 PSUs is referenced herein based on the assumption that the cumulative Adjusted EPS for fiscal years 2020, 2021 and 2022 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period. Target performance with respect to 2021 PSUs is based on the assumption that the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

11.)

Represents the sum of (a) the prorated portion of the unvested 2018, 2019, 2020 and 2021 RSU grants (417, 300, 303, and 1,844 respectively) held by Mr. Young based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; and (b) a prorated portion of the shares subject to 2019 PSUs (3,258 assuming actual performance achievement of approximately 100% for 2019 PSUs that vested as of January 1, 2022) and the shares subject to 2020 PSUs and 2021 TSR-PSUs (2,128 and 646, respectively, assuming target performance) held by Mr. Young, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021. Target performance with respect to

2020 PSUs is referenced herein based on the assumption that the cumulative Adjusted EPS for fiscal years 2020, 2021 and 2022 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period. Target performance with respect to 2021 TSR-PSUs is based on the assumption that the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

12.)

Represents the sum of (a) the outstanding number of unvested 2018, 2019, 2020 and 2021 annual and retention RSU grants (488, 699, 1,052 and 6,512, respectively) held by Mr. young, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; (b) the shares subject to the 2019 and 2020 EPS-PSUs held by Mr. Young (1,630 and1,636 respectively, assuming target vesting per the relevant employment agreement), multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; (c) the shares subject to the 2019, 2020 and 2021 TSR-PSUs held by Mr. Young (3,262, 3,272 and 3,342, respectively), assuming 200% vesting for 2019 and 2020 TSR-PSUs and 154% vesting for 2021 TSR-PSUs per the TSR Spread as of December 31, 2021), multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; and (d) the shares subject to the 2021 OCF-PSUs held by Mr. Young (4,341), multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021.

13.)

Represents the sum of (a) the outstanding number of unvested 2018, 2019, 2020 and 2021 annual RSU grants (488, 699, 1,052 and 2,171, respectively) held by Mr. Young, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021; and (b) the shares subject to 2019 PSUs (3,262, assuming actual performance achievement of approximately 100% for 2019 PSUs that vested as of January 1, 2022) and the shares subject to 2020 PSUs and 2021 TSR-PSUs (3,272 and 2,170, respectively, assuming target performance) held by Mr. Young, multiplied by $176.33, the closing market price of the Company’s common stock as of December 31, 2021. Target performance with respect to 2020 PSUs is referenced herein based on the assumption that the cumulative Adjusted EPS for fiscal years 2020, 2021 and 2022 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period. Target performance with respect to 2021 PSUs is based on the assumption that the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

Employment and Severance Agreements

Employment Agreement with Mr. Glastra

On April 21, 2017, the Company and Mr. Glastra entered into the CEO Employment Agreement. The initial term of the CEO Employment Agreement continued through July 27, 2019, following which the term automatically renews for successive one-year periods, unless either party gives notice of non-extension no later than 90 days prior to the expiration of the then-applicable term. Pursuant to the terms of the Amended and Restated CEO Employment Agreement, the Company has certain obligations that become due in the event of termination or change of control.

Upon termination of Mr. Glastra’s employment for any reason, Mr. Glastra or Mr. Glastra’s estate is entitled to receive: (i) any portion of Mr. Glastra’s annual base salary through the date of termination not theretofore paid, (ii) any business expenses owed to Mr. Glastra, and (iii) any amount arising from Mr. Glastra’s participation in, or benefits under, any employee benefit plans, programs or arrangements (together referred to as “CEO Accrued Amounts”).

If Mr. Glastra’s employment is terminated by the Company without Cause (as described below) or by Mr. Glastra for Good Reason (as described below), then in addition to the payment of the CEO Accrued Amounts, the Company will: (i) pay Mr. Glastra an amount equal to 150% (or, if such termination occurs within 12 months after a Change in Control, as defined in the CEO Employment Agreement, 200%) of the sum of his base salary and his target bonus opportunity in substantially equal installments for 18 months (or 24 months if such termination occurs within 12 months after a Change in Control) in accordance with the Company’s regular payroll practices; (ii) pay Mr. Glastra a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company; (iii) continue to provide Mr. Glastra and his eligible dependents with coverage under the Company’s group health plans at the same levels and the same cost to Mr. Glastra as would have applied if his employment had not been terminated for up to 18 months (or, if such termination occurs within 12 months after a Change in Control, 24 months); (iv) a prorated portion of all annual equity awards granted to Mr. Glastra (the “CEO Annual Equity Awards”) subject to service-based vesting (which include his outstanding annual restricted stock units and stock options, if any) to become vested; and (v) cause a pro rata portion of any CEO Annual Equity Awards subject to performance-based vesting (which include his outstanding performance stock units) to continue to be eligible to become vested in accordance with their terms based on actual performance. Notwithstanding the foregoing, if such termination occurs while Mr. Glastra is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the Amended and Restated CEO Employment Agreement), the Company will cause all CEO Annual Equity Awards subject to service-based vesting to be fully vested and all CEO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance. Further, if such termination occurs within 12 months after a Change in Control, the Company will cause all unvested equity awards held by Mr. Glastra to become vested, deeming that the Company will attain “target” performance levels (or such higher performance level as expressly contemplated by the applicable award agreement in the event of such termination) for purposes of awards subject to performance-based vesting. For further discussion of the treatment of Mr. Glastra’s equity awards upon a Change in Control or certain terminations of employment following a Change in Control, see the section entitled “Equity Awards” below.

If Mr. Glastra’s employment is terminated due to death or by the Company due to Disability, then in addition to the payment of the CEO Accrued Amounts, the Company will: (i) pay Mr. Glastra a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company, (ii) cause all CEO Annual Equity Awards subject to service-based vesting, to become fully vested, and (iii) cause all CEO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

Mr. Glastra is not entitled to any tax gross-up in the event that any payments due to him pursuant to the Amended and Restated CEO Employment Agreement or otherwise would be subject to an excise tax under Sections 280G and 4999 of the Code. Instead, Mr. Glastra is subject to a Section 280G “cutback” whereby any amounts subject to any such excise tax will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after-tax payment amount to Mr. Glastra.

The severance payments and benefits provided for in the Amended and Restated CEO Employment Agreement are subject to Mr. Glastra’s compliance with a non-competition and non-solicitation covenant through the date that is 18 months following termination and an indefinite confidentiality covenant. No severance payments will be made and no acceleration of vesting will occur following the date of any violation of any such covenants, unless Mr. Glastra cures such violation within 30 days of written notice thereof.

The severance payments and benefits are also subject to Mr. Glastra’s execution of a release of claims against the Company.

For purposes of the Amended and Restated CEO Employment Agreement, “Cause” is generally defined as (a) his willful failure to substantially perform the duties (other than any such failure resulting from disability or any inability to engage in any substantial gainful activity that could reasonably be expected to result in disability) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (b) his willful failure to carry out or comply with, in any material respect, any lawful and reasonable directive of the Board of Directors of the Company not inconsistent with the terms of his employment agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (c) his commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; or (d) his unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing his duties and responsibilities under his employment agreement. For purpose of the Amended and Restated CEO Employment Agreement, “Good Reason” is generally defined as the occurrence of one or more of the following conditions without his consent: (a) a material diminution in his responsibilities, duties or authority or a material diminution in his title; (b) failure of the Company to make any material payment or provide any material benefit under his employment agreement; (c) the Company’s material breach of his employment agreement; or (d) a material relocation of his place of employment.

Employment Agreement with Mr. Buckley

On April 21, 2017, the Company and Mr. Buckley entered into the Amended and Restated CFO Employment Agreement, under which the term of Mr. Buckley’s employment continued through February 22, 2018, following which the term automatically renews for successive one-year periods, unless either party gives notice of non-extension no later than 90 days prior to the expiration of the then-applicable term. Pursuant to the terms of the Amended and Restated CFO Employment Agreement, there are certain obligations of the Company that become due in the event of termination or change of control. Upon termination of Mr. Buckley’s employment for any reason, Mr. Buckley or Mr. Buckley’s estate is entitled to receive: (i) any portion of Mr. Buckley’s annual base salary through the date of termination not theretofore paid, (ii) any business expenses owed to Mr. Buckley, and (iii) any amount arising from Mr. Buckley’s participation in, or benefits under, any employee benefit plans, programs or arrangements (together referred to as “CFO Accrued Amounts”).

If Mr. Buckley’s employment is terminated by the Company without Cause (as described below) or by Mr. Buckley for Good Reason (as described below), then in addition to the payment of the CFO Accrued Amounts, the Company will: (i) pay Mr. Buckley an amount equal to 150% of the sum of his base salary and his target bonus opportunity in substantially equal installments for 18 months following termination in accordance with the Company’s regular payroll practices, provided that if such termination occurs within 12 months after a Change in Control (as defined in the Amended and Restated CFO Employment Agreement), then, in lieu of the foregoing amounts, the Company will pay Mr. Buckley a lump sum equal to 200% of the sum of his base salary and his target bonus opportunity; (ii) pay Mr. Buckley a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company; (iii) continue to provide Mr. Buckley and his eligible dependents with coverage under the Company’s group health plans at the same levels and the same cost to Mr. Buckley as would have applied if his employment had not been terminated for up to 18 months (or, if such termination occurs within 12 months after a Change in Control, 24 months) following termination; (iv) cause a prorated portion of all annual equity awards granted to Mr. Buckley (the “CFO Annual Equity Awards”) subject to service-based vesting (which include his outstanding annual restricted stock units and stock options, if any) to become vested; and (v) cause a pro rata portion of any CFO Annual Equity Awards subject to performance-based vesting (which include his outstanding performance stock units) to continue to be eligible to become vested in accordance with their terms based on actual performance. Notwithstanding the foregoing, if such termination occurs while Mr. Buckley is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the Amended and Restated CFO Employment Agreement), the Company will cause all CFO Annual Equity Awards subject to service-based vesting to be fully vested and all CFO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance. Further, if such termination of employment occurs within 12 months after a Change in Control, the Company will cause all unvested equity awards held by Mr. Buckley to become vested, deeming that the Company will attain “target” performance levels (or such higher performance level as expressly contemplated by the applicable award agreement in the event of such termination) for purposes of awards subject to performance-based vesting. For further discussion of the treatment of Mr. Buckley’s equity awards upon a Change in Control or certain terminations of employment following a Change in Control, see the section entitled “Equity Awards” below.

If Mr. Buckley’s employment is terminated due to death or by the Company due to Disability, then in addition to the payment of the CFO Accrued Amounts, the Company will: (i) pay Mr. Buckley a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company, (ii) cause all CFO Annual Equity Awards subject to service-based vesting, to become fully vested, and (iii) cause all CFO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

Mr. Buckley is not entitled to any tax gross-up in the event any payments due to him pursuant to the Amended and Restated CFO Employment Agreement or otherwise would be subject to an excise tax imposed by Section 280G and 4999 of the Code. Instead, Mr. Buckley is subject to a Section 280G “cutback” whereby any amounts subject to any such excise tax will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after-tax payment amount to Mr. Buckley.

The severance payments and benefits provided for in the Amended and Restated CFO Employment Agreement are subject to Mr. Buckley’s compliance with a non-competition and non-solicitation covenant through the date that is 18 months following termination and an indefinite confidentiality covenant. No severance payments will be made and no acceleration of vesting will occur following the date of any violation of any such covenants, unless Mr. Buckley cures such violation within 30 days of written notice thereof.

The severance payments and benefits are also subject to Mr. Buckley’s execution of a release of claims against the Company.

As used in the Amended and Restated CFO Employment Agreement, “Cause”, “Change in Control” and “Good Reason” have substantially the same meaning as used in the Amended and Restated CEO Employment Agreement.

Employment Agreement with Mr. Young

On April 21, 2017, the Company entered into the Young Employment Agreement, under which the term of Mr. Young’s employment was extended to December 8, 2017, with automatic extensions for successive one-year periods thereafter absent prior notice of non-renewal from either the Company or Mr. Young. Pursuant to the terms of the Young Employment Agreement, there are certain obligations of the Company that become due in the event of termination.

Upon termination of Mr. Young’s employment for any reason, Mr. Young or Mr. Young’s estate is entitled to receive: (i) any portion of Mr. Young’s annual base salary through the date of termination not theretofore paid, (ii) any business expenses owed to Mr. Young, and (iii) any amount arising from Mr. Young’s participation in, or benefits under, any employee benefit plans, programs or arrangements (together referred to as “Young Accrued Amounts”).

If Mr. Young’s employment is terminated by the Company without Cause (as described below) or by Mr. Young for Good Reason, then in addition to the payment of the Young Accrued Amounts, the Company will: (i) pay Mr. Young an amount equal to 150% (or, if such termination occurs within 12 months after a Change in Control, 200%) of the sum of his base salary and his target bonus opportunity in substantially equal installments for 18 months (or 24 months if such termination occurs within 12 months after a Change in Control, as defined in the Young Employment Agreement) in accordance with the Company’s regular payroll practices; (ii) pay Mr. Young a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company; (iii) continue to provide Mr. Young and his eligible dependents with coverage under the Company’s group health plans at the same levels and the same cost to Mr. Young as would have applied if his employment had not been terminated for up to 18 months (or, if such termination occurs within 12 months after a Change in Control, 24 months); (iv) cause a prorated portion of all annual equity awards granted to Mr. Young (the “Young Annual Equity Awards”) subject to service-based vesting (which include his outstanding annual restricted stock units and stock options, if any) to become vested; and (v) cause a pro rata portion of any Young Annual Equity Awards subject to performance-based vesting (which include his outstanding performance stock units) to continue to be eligible to become vested in accordance with their terms based on actual performance. Notwithstanding the foregoing, if such termination occurs while Mr. Young is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the Young Employment Agreement), the Company will cause all Young Annual Equity Awards subject to service-based vesting to be fully vested and all Young Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance. Further, if such termination occurs within 12 months after a Change in Control, the Company will cause all unvested equity awards held by Mr. Young to become vested, deeming that the Company will attain “target” performance levels (or such higher performance level as expressly contemplated by the applicable award agreement in the event of such termination) for purposes of awards subject to performance-based vesting. For further discussion of the treatment of Mr. Young’s equity awards upon a Change in Control or certain terminations of employment following a Change in Control, see the section entitled “Equity Awards” below.

If Mr. Young’s employment is terminated due to death or by the Company due to Disability, then in addition to the payment of the Young Accrued Amounts, the Company will: (i) pay Mr. Young a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company, (ii) cause all Young Annual Equity Awards subject to service-based vesting, to become fully vested, and (iii) cause all Young Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

Mr. Young is not entitled to any tax gross-up in the event that any payments due to him pursuant to the Young Employment Agreement or otherwise would be subject to an excise tax under Sections 280G and 4999 of the Code. Instead, Mr. Young is subject to a Section 280G “cutback” whereby any amounts subject to any such excise tax will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after-tax payment amount to Mr. Young.

The severance payments and benefits provided for in the Young Employment Agreement are subject to Mr. Young’s compliance with a non-competition and non-solicitation covenant through the date that is 18 months following termination and an indefinite confidentiality covenant. No severance payments will be made and no acceleration of vesting will occur following the date of any violation of any such covenants, unless Mr. Young cures such violation within 30 days of written notice thereof.

The severance payments and benefits are also subject to Mr. Young’s execution of a release of claims against the Company. As used in the Young Employment Agreement, “Cause” and “Good Reason” have substantially the same meaning as used in the Amended and Restated CEO Employment Agreement.

Equity Awards

Restricted Stock Units

Pursuant to the restricted stock unit award agreements under the Equity Plan (including, for avoidance of doubt, the one-time retention awards granted in 2021), the unvested restricted stock units under such agreements held by the NEOs on the date of a Change in Control that are not assumed or substituted by the successor entity will vest (or be exchanged for a cash payment) upon such Change in Control, subject to the executive’s continued employment through the date of such Change in Control. If the RSUs are assumed by the successor entity in a Change in Control, such assumed RSUs will remain unvested and will vest in accordance with their terms, subject to accelerated vesting upon a termination of employment without Cause or for Good Reason (as defined in the relevant employment agreement) within 12 months following a Change in Control.

Stock Options

Pursuant to the stock option agreements under the Equity Plan, all outstanding unvested stock options held by the NEOs on the date of a Change in Control that are not assumed or substituted by the successor entity will vest (or be exchanged for a cash payment) upon such Change in Control, subject to the executive’s continued employment through the date of such Change in Control. If such stock options are assumed by the successor entity in a Change in Control, such assumed stock options will remain unvested and will vest in accordance with their terms, subject to accelerated vesting upon a termination of employment without Cause or for Good Reason (as defined in the relevant employment agreement) within 12 months following a Change in Control.

Performance Stock Units

Pursuant to the performance stock unit award agreements under the Equity Plan, (including, for the avoidance of doubt, the one-time retention awards granted in 2021), all outstanding performance stock units held by the NEOs will vest upon a termination of employment without Cause or for Good Reason (as defined in the relevant employment agreement) within 12 months following a Change in Control, subject to the terms of the named executive officer’s employment agreements. See the section entitled “Employment and Severance Agreements” above for more information.

CEO Pay Ratio

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. The Company identified the median employee by using a consistently applied compensation measure of “total gross compensation” for our employee population as of October 31, 2021, excluding our CEO. “Total gross compensation” includes regular earnings, overtime pay and overtime premium, equity compensation, commission, bonus and other cash incentive compensation, and allowances (car, housing, travel, meal, etc.) that are considered compensation. The Company did not make any assumptions, adjustments, or estimates with respect to total gross compensation, and did not annualize the compensation for any full-time employees that were not employed by the Company for the full year in 2021. The Company included all employees, whether employed on a full-time, part-time, or seasonal basis. As of October 31, 2021, our employee population consisted of approximately 2,600 individuals, with 46% of these individuals located in the United States, 42% located in Europe and 12% located in Asia. Using this methodology, the Company determined that our median employee was a full-time employee working in the United States.

As illustrated in the table below, our CEO to median employee pay ratio, inclusive of the CEO’s 2021 retention award, is 239:1.

	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)	Ratio
CEO	$690,299	$-	$9,970,028	$-	$1,680,031	$35,332	$12,375,690	239
Median Employee	$50,494	$-	$-	$-	$-	$1,250	$51,744	1

The 2021 total compensation of our CEO includes a retention equity grant with a grant-date fair value of $6,000,012 and is not reflective of his regular annual compensation. In order for shareholders to compare the year-over-year changes in the pay ratio, we are disclosing a supplemental ratio that excludes the retention equity grant made during 2021. Mr. Glastra’s 2021 total compensation, excluding the retention equity grant, was $6,375,678. Using this figure, the supplemental CEO pay ratio would be 123:1. This supplemental CEO pay ratio is not a substitute for the CEO pay ratio calculated in accordance with Item 402(u) of Regulation S-K, but we believe it is useful to our investors in fully evaluating the ratio of Mr. Glastra’s annual compensation for 2021 to that of our median employee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s common shares for: (1) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company’s outstanding common shares; (2) each of the Company’s current directors; (3) each of the Company’s executive officers; and (4) all current directors and executive officers of the Company as a group. The beneficial ownership of common shares with respect to our 5% shareholders is based on information available to the Company as of March 28, 2022, and with respect to our directors, executive officers, and all directors and executive officers as a group is as of March 28, 2022.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all common shares that they beneficially own, subject to applicable community property laws. All rights to acquire common shares within 60 days of March 28, 2022 are deemed to be outstanding and beneficially owned by the persons holding those rights for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Percentage ownership of outstanding shares is based on 35,683,601 common shares outstanding as of March 28, 2022.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Common Shares
5% Shareholders
The Vanguard Group (3)	3,275,956	9.2%
BlackRock, Inc. (4)	2,454,907	6.9%
T.Rowe Price Associates, Inc. (5)	2,139,728	6.0%
Neuberger Berman Group LLC (6)	1,994,986	5.6%
Directors and Executive Officers
Robert J. Buckley (7)	193,121	*
Matthijs Glastra (8)	156,594	*
Ira J. Lamel (9)	60,441	*
Brian S. Young (10)	45,895	*
Thomas N. Secor (11)	33,818	*
Brian D. King (12)	7,322	*
Lonny J. Carpenter (13)	5,498	*
Maxine L. Mauricio (14)	1,795	*
Katherine A. Owen (15)	1,129	*
Frank A. Wilson (16)	967	*
All Directors and executive officers as a group (10 persons) (17)	506,580	1.4%

*Represents less than 1% of the outstanding common shares.

1)	Unless otherwise indicated, the address of each shareholder is c/o Novanta Inc., 125 Middlesex Turnpike, Bedford, MA 01730, USA.
2)

The information provided in this table is based on the Company’s records, information supplied to the Company by its executive officers, directors and principal shareholders and information contained in Schedules 13D and 13G filed with the SEC.

3)

Pursuant to a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, The Vanguard Group may be deemed to beneficially own 3,275,956 common shares of the Company. The Vanguard Group has sole voting power over zero shares, shared voting power over 66,971 shares, sole dispositive power over 3,177,617 shares, and shared dispositive power over 98,339 shares. The address of Vanguard Group Inc. is 100 Vanguard Blvd, Malvern, PA 19355, USA.

4)

Pursuant to a Schedule 13G/A filed with the SEC on February 3, 2022 by BlackRock, Inc., BlackRock, Inc. may be deemed to beneficially own 2,454,907 common shares of the Company. BlackRock, Inc. has sole voting power over 2,421,430 shares and sole dispositive power over 2,454,907 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055, USA.

5)

Pursuant to a Schedule 13G/A filed with the SEC on February 14, 2022 by T. Rowe Price Associates, Inc., T. Rowe Price Associates, Inc. may be deemed to beneficially own 2,139,728 common shares of the Company. T. Rowe Price Associates, Inc. has sole voting power over 531,494 shares and sole dispositive power over 2,139,728 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202, USA.

6)

Pursuant to a Schedule 13G/A filed with the SEC on February 14, 2022 by Neuberger Berman Group LLC, Neuberger Berman Group LLC may be deemed to beneficially own 1,994,986 common shares of the Company. Neuberger Berman Group LLC has shared voting power over 1,974,949 shares and shared dispositive power over 1,994,986 shares. The address of Neuberger Berman Group LLC is 1290 Avenue of the Americas, New York, NY 10104, USA.

7)

Mr. Buckley is a named executive officer of the Company. Mr. Buckley owns 193,121 common shares directly, including 43,911 shares issuable upon exercise of options within 60 days of March 28, 2022. It excludes 13,356 unvested restricted stock units, 33,657 unvested performance stock units and 9,660 unvested options, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit and option represents the right to receive one common share of the Company upon vesting. Each performance stock unit represents the right to receive up to two common shares of the Company upon vesting. Mr. Buckley does not have voting rights or the right to receive dividends with respect to such awards until vested and settled in common shares.

8)

Mr. Glastra is a named executive officer of the Company. Mr. Glastra owns 156,594 common shares directly. Mr. Glastra’s direct ownership also includes 34,975 shares held by irrevocable trusts. The amount excludes 31,069 unvested restricted stock units, 83,919 unvested performance stock units and 26,223 unvested options, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit and option represents the right to receive one common share of the Company upon vesting. Each performance stock unit represents the right to receive up to two common shares of the Company upon vesting. Mr. Glastra does not have voting rights or the right to receive dividends with respect to such awards until vested and settled in common shares.

9)

Mr. Lamel is a member of the Board of Directors of the Company. Mr. Lamel owns 60,441 common shares directly, including 58,236 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. Lamel ceases to be a director of the Company. The reported number excludes 359 vested restricted stock units that will be settled in common shares more than 60 days after

March 28, 2022. Mr. Lamel does not have voting rights or the right to receive dividends on these deferred stock units or restricted stock units until they are converted into common shares.
10)

Mr. Young is a named executive officer of the Company. Mr. Young owns 45,895 common shares directly, including 16,221 shares issuable upon exercise of options within 60 days of March 28, 2022. It excludes 5,394 unvested restricted stock units, 13,648 unvested performance stock units and 4,140 unvested options, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit and option represents the right to receive one common share of the Company upon vesting. Each performance stock unit represents the right to receive up to two common shares of the Company upon vesting. Mr. Young does not have voting rights or the right to receive dividends with respect to such awards until vested and settled in common shares.

11)

Mr. Secor is a member of the Board of Directors of the Company. Mr. Secor owns 33,818 common shares directly, including 31,618 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. Secor ceases to be a director of the Company. The reported number excludes 359 vested restricted stock units that will be settled in common shares more than 60 days after March 28, 2022. Mr. Secor does not have voting rights or the right to receive dividends on these deferred stock units or restricted stock units until they are converted into common shares.

12)

Mr. King is a member of the Board of Directors of the Company. Mr. King owns 7,322 common shares directly, including 5,117 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. King ceases to be a director of the Company. The reported number excludes 359 vested restricted stock units that will be settled in common shares more than 60 days after March 28, 2022. Mr. King does not have voting rights or the right to receive dividends on these deferred stock units or restricted stock units until they are converted into common shares.

13)

Mr. Carpenter is a member of the Board of Directors of the Company. Mr. Carpenter owns 5,498 common shares directly, including 3,293 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. Carpenter ceases to be a director of the Company. The reported number excludes 359 vested restricted stock units that will be settled in common shares more than 60 days after March 28, 2022. Mr. Carpenter does not have voting rights or the right to receive dividends on these deferred stock units or restricted stock units until they are converted into common shares.

14)

Ms. Mauricio is a member of the Board of Directors of the Company. Ms. Mauricio owns 1,795 common shares directly, including 1,264 deferred stock units that are fully vested and will convert into shares of common stock upon the date Ms. Mauricio ceases to be a director of the Company. The reported number excludes 359 vested restricted stock units that will be settled in common shares more than 60 days after March 28, 2022. Ms. Mauricio does not have voting rights or the right to receive dividends on these deferred stock units or restricted stock units until they are converted into common shares.

15)

Ms. Owen is a member of the Board of Directors of the Company. Ms. Owen owns 1,129 common shares directly, including 744 deferred stock units that are fully vested and will convert into shares of common stock upon the date Ms. Owen ceases to be a director of the Company. The reported number excludes 359 vested restricted stock units that will be settled in common shares more than 60 days after March 28, 2022. Ms. Owen does not have voting rights or the right to receive dividends on these deferred stock units or restricted stock units until they are converted into common shares.

16)

Mr. Wilson is a member of the Board of Directors of the Company. Mr. Wilson owns 967 shares directly, including 663 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. Wilson ceases to be a director of the Company. The reported number excludes 359 vested restricted stock units that will be settled in common shares more than 60 days after March 28,

2022. Mr. Wilson does not have voting rights or the right to receive dividends on these deferred stock units or restricted stock units until they are converted into common shares.
17)

The amount includes an aggregate of 60,132 shares issuable upon exercise of options within 60 days of March 28, 2022. It excludes 49,819 unvested restricted stock units, 2,513 vested restricted stock units that will be settled in common shares more than 60 days after March 28, 2022, 131,224 unvested performance stock units and 40,023 unvested options, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit and option represents the right to receive one common share of the Company upon vesting. The unvested performance stock units represent the aggregate right to receive up to 225,553 common shares of the Company upon vesting.

Equity Compensation Plan Information

The following table sets forth information regarding the Company’s common shares that may be issued upon the exercise of rights under all of its existing equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Rights	Weighted-Average Exercise Price of Outstanding Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans approved by security holders
2010 Incentive Award Plan	724,703 (1)	14.13 (2)	2,242,880 (3)
Equity Compensation Plans not approved by security holders	12,963 (4)		—
Total	1,161,373		2,242,880

1)

Includes 291,739 shares of common stock to be issued in respect of unvested RSUs outstanding as of December 31, 2021, 285,921 shares of common stock to be issued in respect of unvested PSUs (calculated at maximum performance) outstanding as of December 31, 2021, 60,132 shares of common stock subject to unexercised stock options outstanding as of December 31, 2021, and 87,058 shares subject to fully vested deferred stock units granted to the members of the Company’s Board of Directors which will convert into shares of common stock as of the date the respective director ceases to be a director of the Company. These awards were granted pursuant to the 2010 Incentive Award Plan which was initially approved by the Company’s shareholders in November 2010 and later approved by the Company’s shareholders, as amended and restated, in May 2021.

2)

Represents the weighted-average exercise price of options outstanding under the 2010 Incentive Award Plan. The weighted-average exercise price does not take into account the RSUs, PSUs and deferred stock units granted under the 2010 Incentive Award Plan.

3)

All shares of common stock available for issuance are reserved under the 2010 Incentive Award Plan and may be granted in the form of options, restricted stock, restricted stock units, performance stock units, performance awards, dividend equivalents, deferred stock, deferred stock units, stock payments and/or stock appreciation rights.

4)

Represents deferred stock unit awards granted to Ira J. Lamel in fiscal year 2010 which were fully vested upon grant and will convert into shares of common stock as of the date Mr. Lamel ceases to be a director of the Company.

Certain Relationships and Related Transactions

Our Board has adopted written Related Party Transaction Policies and Procedures, setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S‑K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has or will have a direct or indirect material interest.

Under the policy, our Corporate Accounting Department is responsible for maintaining a list of related parties and distributing the list to responsible persons through the Company and its subsidiaries. Any potential related party transaction that is proposed to be entered into by an executive officer, director or nominee for election as director of the Company, or by any person or entity that is a related party by virtue of its relationship with the executive officer, director or director nominee, must be reported to the Chief Accounting Officer or the Chief Financial Officer by such executive officer, director or director nominee. In addition, any potential related party transaction that is proposed to be entered into by the Company must be reported to the Chief Accounting Officer or the Chief Financial Officer by the person at the Company responsible for such potential related party transaction. Any identified potential related party transactions are reviewed first by the Chief Accounting Officer or the Chief Financial Officer. The Chief Accounting Officer or the Chief Financial Officer must then determine, based on the facts and circumstances, whether such potential related party transactions do, in fact, constitute related party transactions requiring compliance with the policy. Should it be determined that a transaction or relationship is a related party transaction, the Chief Accounting Officer or the Chief Financial Officer will present to the Audit Committee each such related party transaction. The Audit Committee will review the material facts of all related party transactions and either approve or disapprove of the entry into the related party transaction. Where advance Audit Committee review of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided that, if ratification does not occur, management must take all reasonable efforts to terminate, unwind, cancel or annul the transaction. In connection with its review of a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If a related party transaction will be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related party. Thereafter, the Audit Committee will periodically review and assess ongoing relationships with the related party. Any material amendment, renewal or extension of a transaction, arrangement or relationship previously reviewed under the policy will also be subject to subsequent review under the policy.

Other Matters

Delinquent 16(a) Reports

Section 16(a) of the Exchange Act requires the officers, directors and persons who own more than 10% of the Company’s common shares to file reports of ownership and changes in ownership with the SEC. Based solely on a review of copies of Forms 3, 4 or 5 filed by the Company on behalf of its directors and officers, the Company believes that during and with respect to the year ended December 31, 2021, its officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except that Mr. Buckley filed a Form 4 late reporting one transaction.

Directors and Officers Liability Insurance

At December 31, 2021, the Company maintained an entity and directors and officers liability insurance policy in the aggregate principal amount of $50 million plus $20 million of additional A-side coverages for non-indemnifiable claims for current officers and directors. The policy is subject to a $2,000,000 deductible for each indemnifiable securities related loss, a $1,500,000 deductible for all other indemnifiable related losses and a $2,000,000 deductible for each merger objection related loss. For claims that are not indemnifiable, there is no deductible. The Company is obligated to pay all deductibles. The policy expires in July 2022. The annual premium for this policy was approximately $750,605. This policy does not cover any actions or claims that occurred prior to July 23, 2010.

Indebtedness of Directors and Officers

Since the beginning of the year ended December 31, 2021, there has been no indebtedness to the Company by any director or officer or the family members or associates of any such person, other than amounts owing for purchases, subject to usual trade terms, and for other transactions in the ordinary course of business.

Shareholder Proposals for the 2023 Annual Meeting

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2023 annual meeting of shareholders. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov or on our website at: https://investors.novanta.com/financials/annual-reports.

Rule 14a-8 Proposals

Shareholder proposals intended for inclusion in next year’s management proxy circular pursuant to SEC Rule 14a-8 for the 2023 annual meeting of shareholders must be received at the Company’s principal executive offices on or before December 15, 2022. Unless otherwise required by law, shareholder proposals received after this date will not be included in next year’s management proxy circular.

Proposals Not Intended for Inclusion in the Company’s Proxy Materials

Shareholder proposals not intended for inclusion in next year’s management proxy circular or notice of meeting, but which instead are sought to be presented directly at next year’s annual meeting, will be considered untimely if received later than February 28, 2023. Proxies will confer discretionary authority with respect to such untimely proposals. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

Nominations of Individuals for Election of Directors Using Proxy Access

Under the Company’s Articles, a shareholder may propose a director candidate for inclusion in the Company’s notice of meeting if the proposal is signed by one or more holders of shares representing in the aggregate not less than 5% of the common shares of the Company entitled to vote at the shareholders’ meeting at which the nomination is to be presented. Any shareholder, as described in the preceding sentence, wishing to propose a director candidate for inclusion in the Company’s notice of meeting must provide notice to the Company by February 11, 2023.

Nominations of Individuals for Election of Directors Not Intended for Inclusion in the Company’s Proxy Materials under SEC Rule 14a-19

Notice of solicitation of proxies in support of director nominees not intended for inclusion in the Company’s proxy materials pursuant to SEC Rule 14a-19 must be provided to the Company by March 13, 2023. The notice must comply with the requirements of Rule 14a-19.

Change in the Date of the 2023 Annual Meeting

In the event that the date of the 2023 annual meeting of shareholders is changed by more than 30 days from the date of the 2022 Annual Meeting, the Company will inform shareholders of such change and will indicate the new dates by which shareholder proposals must be received.

Householding

The Company’s 2021 Annual Report, including audited financial statements for the fiscal year ended December 31, 2021, is being mailed to you along with this management proxy circular. In order to reduce printing and postage costs, Broadridge Investor Communication Services has undertaken an effort to deliver only one annual report and one management proxy circular to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one annual report and one management proxy circular, the Company will promptly deliver a separate copy of the annual report and the management proxy circular to any shareholder who sends a written request to Novanta Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, Attention: Investor Relations or who calls our Investor Relations staff at 781-266-5137.

You can also notify Broadridge that you would like to receive separate copies of the Company’s annual report and management proxy circular in the future by writing or calling your bank or broker. Even if your household has received only one annual report and one management proxy circular, a separate proxy form or voting instruction form, as applicable, should have been provided for each shareholder account. Each proxy form or voting instruction form, as applicable, should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of the Company’s annual report and management proxy circular, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling Broadridge directly.

Information Concerning the Company

You may request, without charge, copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements and excluding exhibits, by writing to Investor

Relations, Novanta Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, or by calling 781-266-5137. A reasonable fee will be charged for copies of exhibits. You may also access the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at the Company’s website at https://www.novanta.com. You may also obtain such documents and additional information about the Company on SEDAR at www.sedar.com or on EDGAR at www.sec.gov. This information is not incorporated by reference into this management proxy circular.

Other Business

The Board of Directors knows of no business to be brought before the 2022 annual meeting other than as described in this management proxy circular. If other matters properly come before the shareholders at the meeting, it is the intention of the persons named on the proxy form to vote the shares represented thereby on such matters in accordance with their judgment.

Directors’ Approval

The contents and the sending of this management proxy circular have been approved by the Company’s Board of Directors.

By Order of the Board of Directors

/s/ Matthijs Glastra

Matthijs Glastra

Chair and Chief Executive Officer

Bedford, Massachusetts

April 8, 2022

PROXY FORM   Annual Meeting   Novanta Inc.   WHEN:   Thursday, May 12, 2022 at 2:00 pm EDT   WHERE:   WWW.VIRTUALSHAREHOLDERMEETING.COM/NOVT2022   REVIEW YOUR VOTING OPTIONSSTEP 1  BY TELEPHONE: YOU MAY ENTER YOUR VOTING INSTRUCTIONS BY TELEPHONE  AT: ENGLISH: 1-800-474-7493 OR FRENCH: 1-800-474-7501   BY MAIL: THIS PROXY FORM MAY BE RETURNED BY MAIL IN THE ENVELOPE  PROVIDED.   REMINDER: PLEASE REVIEW THE INFORMATION / PROXY CIRCULAR  BEFORE VOTING.   G-V502122020   ONLINE: VOTE AT PROXYVOTE.COM USING YOUR COMPUTER  OR MOBILE DATA DEVICE. YOUR CONTROL NUMBER IS  LOCATED BELOW.    SCAN TO VIEW  MATERIAL AND  VOTE NOW    CONTROL NO.:➔  PROXY DEPOSIT DATE: May 10, 2022 at 2:00 pm EDT   The control number has been assigned to you to identify your shares for voting.   You must keep your control number confidential and not disclose it to others other than when you vote using one of the voting options set out on this form. Should you send this form  or provide your control number to others, you are responsible for any subsequent voting of, or subsequent inability to vote, your shares.   INSTRUCTIONS:   1. This Form of Proxy is solicited by and on behalf of the Board of Directors and management of the issuer.  2. You have the right to appoint a person, who need not be a shareholder, other than the person(s) specified on the other side of this form to attend and act on your behalf at the  Meeting. If you wish to appoint a person:  • Write the name of your designate on the “Appointee” line and provide a unique APPOINTEE IDENTIFICATION NUMBER for your Appointee to access the Virtual Meeting in  the space provided on the other side of this form, sign and date the form, and return it by mail, or  • Go to ProxyVote.com and insert the name of your designate in the “Change Appointee(s)” section and provide a unique APPOINTEE IDENTIFICATION NUMBER on the voting  site for your Appointee to access the Virtual Meeting.  You MUST provide your Appointee the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER to access the Virtual Meeting. Appointees can only be  validated at the Virtual Meeting using the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter.   IF YOU DO NOT CREATE AN EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER AND PROVIDE IT TO YOUR APPOINTEE, YOUR APPOINTEE WILL NOT BE ABLE  TO ACCESS THE VIRTUAL MEETING.   3. This Form of Proxy confers discretionary authority to vote on amendments or variations to the matters identified in the notice of the Meeting and with respect to other matters that may  properly be brought before the Meeting or any adjournment or postponement thereof.  This Form of Proxy will not be valid and not be acted upon or voted unless it is completed and delivered as outlined herein.   4. If the shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Form of Proxy.  If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this Form of Proxy with signing capacity stated may be required.  5. In order to expedite your vote, you may use the Internet or a touch-tone telephone, and entering the control number noted above. The Internet or telephone voting service is not  available on the day of the Meeting. The telephone system cannot be used if you designate another person to attend on your behalf.  If you vote by Internet or telephone, do not mail back this Form of Proxy.   6. If the Form of Proxy is not dated, it will be deemed to bear the date on which it was mailed to the shareholder.  7. This Form of Proxy will be voted as directed by the shareholder. If no voting preferences are indicated on the reverse, this Form of Proxy will be voted as recommended on the  reverse of this form or as stated in the management proxy circular, except in the case of your appointment of an Appointee.  8. Unless prohibited by law or you instruct otherwise, your Appointee(s) will have full authority to attend and otherwise act at, and present matters to the Meeting and any  adjournment or postponement thereof, and vote on all matters that are brought before the Meeting or any adjournment or postponement thereof, even if these matters are not  set out in this form or in the management proxy circular.  9. If these voting instructions are given on behalf of a body corporate, set out the full legal name of the body corporate, and the name and position of the person giving voting instructions  on behalf of the body corporate.  10. If the items listed in the management proxy circular are different from the items listed on the other side of this form, the management proxy circular will be considered correct.  11. This Form of Proxy should be read in conjunction with the accompanying management proxy circular.  PLEASE SEE OVER

PROXY FORM  Novanta Inc.  MEETING TYPE: Annual Meeting  MEETING DATE: Thursday, May 12, 2022 at 2:00 pm EDT  RECORD DATE: March 31, 2022  PROXY DEPOSIT DATE: May 10, 2022 at 2:00 pm EDT CUID:  ACCOUNT NO: CUSIP:  CONTROL NO.: ➔    APPOINT A PROXY (OPTIONAL)STEP 2  APPOINTEE(S): Robert Buckley, or failing him, Matthijs Glastra with full power of substitution  Change Appointee   If you wish to designate another person to attend, vote and act on your behalf at the Meeting, or any adjournment or postponement thereof, other than the person(s) specified above, go  to www.proxyvote.com or print your name or the name of the other person attending the Meeting in the space provided herein and provide a unique APPOINTEE IDENTIFICATION NUMBER  USING ALL BOXES for your Appointee to access the Virtual Meeting. You may choose to direct how your Appointee shall vote on matters that may come before the Meeting or any  adjournment or postponement thereof. Unless you instruct otherwise your Appointee will have full authority to attend, vote, and otherwise act in respect of all matters that may come  before the Meeting or any adjournment or postponement thereof, even if these matters are not set out in the proxy form or the circular for the Meeting. You can also change your  Appointee online at www.proxyvote.com.   You MUST provide your Appointee the EXACT NAME and an EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER to access the Virtual Meeting. Appointees can only be  validated at the Virtual Meeting using the EXACT NAME and EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter below.   PLEASE PRINT APPOINTEE NAME INSIDE THE BOX  CREATE AN EIGHT (8) CHARACTER IDENTIFICATION NUMBER  FOR YOUR APPOINTEE  ➔➔ MAXIMUM 22 CHARACTERS - PLEASE PRINT CLEARLY MUST BE EIGHT CHARACTERS IN LENGTH - PLEASE PRINT CLEARLY   E-R2    COMPLETE YOUR VOTING DIRECTIONSSTEP 3  ITEM(S): VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES (FILL IN ONLY ONE BOX “    ” PER ITEM IN BLACK OR BLUE INK)   Election of Directors  1AElection of Director: Lonny J. Carpenter   FOR  WITHHOLD    1B Election of Director: Matthijs Glastra   FOR  WITHHOLD    1C Election of Director: Brian D. King   FOR  WITHHOLD    1DElection of Director: Ira J. Lamel   FOR  WITHHOLD    1E Election of Director: Maxine L. Mauricio   FOR  WITHHOLD    1F Election of Director: Katherine A. Owen   FOR  WITHHOLD    1GElection of Director: Thomas N. Secor   FOR  WITHHOLD    1HElection of Director: Frank A. Wilson   FOR  WITHHOLD    02 Approval, on an advisory (non-binding) basis, of the Company’s executive  compensation.   FOR  AGAINST ABSTAIN    03 To appoint PricewaterhouseCoopers LLP as the Company’s independent  registered public accounting firm to serve until the 2023 Annual Meeting   THIS DOCUMENT MUST BE SIGNED AND DATED STEP 4  FOR  AGAINST ABSTAIN  of Shareholders.    SIGNATURE(S) *INVALID IF NOT SIGNED*  MMDD YY